EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

DATED AS OF JUNE 16, 2021

BY AND AMONG

RHODIUM BA HOLDINGS LLC,

RHODIUM BA MERGER SUB, INC.,

MARK SILBER,

SUNNYSIDE BANCORP, INC.

AND

SUNNYSIDE FEDERAL SAVINGS AND LOAN ASSOCIATION OF IRVINGTON

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TABLE OF CONTENTS

Page

ARTICLE 1. THE MERGER2

Section 1.01.The Merger.2

Section 1.02.Certificate of Incorporation and Bylaws.2

Section 1.03.Directors and Officers of Surviving Entity.2

Section 1.04.Effective Time; Closing.2

Section 1.05.Additional Actions.3

Section 1.06.Structure Change3

ARTICLE 2. MERGER CONSIDERATION; EXCHANGE PROCEDURES3

Section 2.01.Merger Consideration.3

Section 2.02.Adjustment to Merger Consideration.4

Section 2.03.Rights as Shareholders; Stock Transfers.4

Section 2.04.Exchange Procedures.4

Section 2.05.Deposit of Merger Consideration.4

Section 2.06.Delivery of Merger Consideration.5

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF COMPANY AND BANK6

Section 3.01.Making of Representations and Warranties.6

Section 3.02.Organization, Standing and Authority.6

Section 3.03.Capital Stock.7

Section 3.04.Subsidiaries.8

Section 3.05.Corporate Power.8

Section 3.06.Corporate Authority.8

Section 3.07.Regulatory Approvals; No Defaults.9

Section 3.08.Financial Statements.10

Section 3.09.Regulatory Reports.11

Section 3.10Absence of Certain Changes or Events.12

Section 3.11Legal Proceedings.12

Section 3.12Compliance with Laws.13

Section 3.13Company Material Contracts; Defaults.14

Section 3.14Agreements with Regulatory Agencies.16

Section 3.15Brokers.17

Section 3.16Employee Benefit Plans.17

Section 3.17Labor Matters.19

Section 3.18Environmental Matters.21

Section 3.19Tax Matters.21

Section 3.20Regulatory Capitalization.24

Section 3.21Loans; Nonperforming and Classified Assets.24

Section 3.22Allowance for Loan Losses.25

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Section 3.23Trust Business; Administration of Fiduciary Accounts.26

Section 3.24Investment Management and Related Activities.26

Section 3.25Repurchase Agreements.26

Section 3.26Deposit Insurance and Deposits.26

Section 3.27Community Reinvestment Act and Privacy and Customer Information Security.26

Section 3.28Transactions with Affiliates.27

Section 3.29Tangible Properties and Assets.27

Section 3.30Intellectual Property.28

Section 3.31Insurance.30

Section 3.32Anti-Money Laundering Laws.31

Section 3.33OFAC.31

Section 3.34Disaster Recovery and Business Continuity.31

Section 3.35Antitakeover Provisions.32

Section 3.36Company Information.32

Section 3.37Investment Securities.32

Section 3.38Board Recommendation32

Section 3.39Opinion.32

Section 3.40No Other Representations and Warranties.33

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB33

Section 4.01.Making of Representations and Warranties.33

Section 4.02.Organization and Authority.33

Section 4.03.Corporate Power.33

Section 4.04.Corporate Authority.33

Section 4.05.Regulatory Approvals; No Defaults.34

Section 4.06.Brokers.35

Section 4.07.Availability of Funds.35

Section 4.08.Bad Actor.35

Section 4.09.Merger Sub.36

Section 4.10Buyer Information Supplied.36

Section 4.11No Other Representations and Warranties.36

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF MARK SILBER36

Section 5.01.Making of Representations and Warranties.36

Section 5.02.Authority.36

Section 5.03.No Conflicts.36

Section 5.04.Reliance.37

Section 5.05.Financial Capability.37

Section 5.06.Bad Actor.37

Section 5.07.Consents.38

Section 5.08.Information Supplied.38

Section 5.09.No Other Representations and Warranties.38

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ARTICLE 6. COVENANTS38

Section 6.01.Covenants of Company.38

Section 6.02.Covenants of Buyer, Merger Sub and Mark Silber.42

Section 6.03.Commercially Reasonable Efforts.42

Section 6.04.Company Shareholder Approval.43

Section 6.05.Regulatory Filings; Consents.44

Section 6.06.Publicity.45

Section 6.07.Access; Current Information.45

Section 6.08.No Solicitation by Company; Superior Proposals.47

Section 6.09.Indemnification.50

Section 6.10Employees; Benefit Plans.52

Section 6.11Notification of Certain Changes.54

Section 6.12No Control of Other Party’s Business.55

Section 6.13Certain Litigation.55

Section 6.14Director Matters.55

Section 6.15Confidentiality.55

Section 6.16Tax Matters.55

Section 6.17Closing Date Share Certification.56

Section 6.18Bank and Merger Sub Approval.56

Section 6.19Takeover Laws.56

Section 6.20Claims Letters.56

Section 6.21Restrictive Covenant Agreement.56

Section 6.22Real Property Matters.56

Section 6.23Financing.58

ARTICLE 7. CONDITIONS TO CONSUMMATION OF THE MERGER58

Section 7.01.Conditions to Obligations of the Parties to Effect the Merger.58

Section 7.02.Conditions to Obligations of Company.58

Section 7.03.Conditions to Obligations of Buyer.59

ARTICLE 8. TERMINATION60

Section 8.01.Termination.60

Section 8.02.Break-Up Fee.62

Section 8.03.Reverse Break-Up Fee.63

Section 8.04.Effect of Termination.63

ARTICLE 9. DEFINITIONS64

Section 9.01.Definitions.64

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ARTICLE 10. MISCELLANEOUS73

Section 10.01.Survival.73

Section 10.02.Waiver; Amendment.73

Section 10.03.Governing Law; Choice of Forum; Jurisdiction; Waiver of Right to Trial

by Jury; Process Agent.73

Section 10.04.Expenses.74

Section 10.05.Notices.74

Section 10.06.Entire Understanding; No Third Party Beneficiaries.75

Section 10.07.Severability.75

Section 10.08.Enforcement of the Agreement; Jurisdiction.75

Section 10.09.Interpretation.76

Section 10.10Assignment.76

Section 10.11Counterparts.76

Section 10.12Disclosure Schedules76

EXHIBITS

A.Form of Company Shareholder Support Agreement

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of June 16, 2021, by and among RHODIUM BA HOLDINGS LLC, a Delaware limited liability company (“Buyer”), RHODIUM BA MERGER SUB, INC., a Maryland corporation (“Merger Sub”), MARK SILBER, SUNNYSIDE BANCORP, INC., a Maryland corporation (“Company”), and SUNNYSIDE FEDERAL SAVINGS AND LOAN ASSOCIATION OF IRVINGTON, a federal savings and loan association and wholly-owned subsidiary of Company (“Bank”).

WITNESSETH

WHEREAS, the managing member of Buyer and the respective boards of directors of each of Merger Sub, Company and Bank have (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective entities and shareholders, and (ii) determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies;

WHEREAS, in accordance with the terms, and subject to the conditions, of this Agreement, Merger Sub will merge with and into Company, with Company as the surviving entity (the “Merger”), and immediately thereafter Company will be a wholly-owned subsidiary of Buyer.

WHEREAS, as a material inducement and as additional consideration to Buyer to enter into this Agreement, each of the directors and executive officers of the Company who hold shares of Company Common Stock have entered into an agreement in substantially the form of Exhibit A (each a “Company Shareholder Support Agreement” and collectively, the “Company Shareholder Support Agreements”), pursuant to which each such Person has agreed, among other things, to vote all shares of Company Common Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement and to waive dissenter’s rights in connection with the Merger;

WHEREAS, as a material inducement and as additional consideration to Company to enter into this Agreement, Mr. Silber has placed the amount of the Reverse Break-Up Fee in escrow and provided evidence of such deposit to Company and Bank;

WHEREAS, Company and Bank previously entered into an Agreement and Plan of Merger with DLP Bancshares, Inc. (the “DLP Agreement”), which DLP Agreement is being terminated simultaneously with the execution of this Agreement by Company and Bank in accordance with the terms thereof;

WHEREAS, as a material inducement and as additional consideration to Company to enter into this Agreement, Mr. Silber has paid to DLP Bancshares, Inc. the break-up fee required to be paid by Company in connection with the termination of the DLP Agreement;

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions described in this Agreement and to prescribe certain conditions thereto; and

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WHEREAS, the parties desire that capitalized terms used herein shall have the definitions ascribed to such terms when they are first used herein or as otherwise specified in Article 9 hereof.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article 1.   THE MERGER

Section 1.01.The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall merge with and into Company in accordance with the MGCL. Upon consummation of the Merger, at the Effective Time the separate corporate existence of Merger Sub shall cease and Company shall survive and continue to exist as a corporation incorporated under the laws of the State of Maryland (Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”).

Section 1.02.Certificate of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Surviving Entity upon consummation of the Merger at the Effective Time shall be the Articles of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time.

Section 1.03.Directors and Officers of Surviving Entity. Buyer intends to make offers to all current directors of the Company to maintain their positions and terms as directors of the Surviving Entity following the Closing.  All current directors of the Company that accept the offer to serve as directors of the Surviving Entity following the Closing are collectively referred to herein as the “Continuing Directors”. The directors of Merger Sub immediately prior to the Effective Time plus any and all Continuing Directors shall collectively be the directors of the Surviving Entity as of the Effective Time. The officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be; provided, however, that, as of the Effective Time (a) Timothy D. Sullivan shall resign as President and CEO; (b) Frederick Schulman shall become CEO and Chairman of the Board; and (c) Gerardina Mirtuono shall become President in addition to her existing position as COO.

Section 1.04.Effective Time; Closing.

(a)Subject to the terms and conditions of this Agreement, Company and Merger Sub will make all such filings as may be required to consummate the Merger by applicable Laws. The Merger shall become effective as set forth in the appropriate documents (the “Articles of Merger”) related to the Merger that shall be filed with the Maryland State Department of Assessments and Taxation on the Closing Date. The “Effective Time” of the Merger shall be the later of (i) the date and time of filing of the Articles of Merger, or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger.

(b)Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m.,

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Eastern time, on a date which shall be no later than five (5) Business Days after all of the conditions to the Closing set forth in Article 7 (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof (such date, the “Closing Date”) at the offices of the Buyer, or such other place, date or time as the parties may mutually agree. At the Closing, there shall be delivered to Buyer and Company the Articles of Merger and such other certificates and other documents required to be delivered under Article 6 hereof.

Section 1.05.Additional Actions. If, at any time after the Effective Time, Buyer shall consider or be advised that any further deeds, documents, assignments or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement, Company and Bank shall be deemed to have granted to Buyer an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in Law or any other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of Merger Sub and Buyer are authorized in the name of Company and Bank to take any and all such action.

Section 1.06.Structure Change. Buyer may at any time change the method of effecting the Merger if and to the extent requested by Buyer, and Company agrees to enter into such amendments to this Agreement as Buyer may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (a) alter or change the amount, kind, or value of the Merger Consideration provided for in this Agreement, (b) adversely affect the Tax treatment of the Merger with respect to Company’s shareholders or (c) be reasonably likely to cause the Closing to be prevented or materially delayed or the receipt of the Regulatory Approvals to be prevented or materially delayed. Notwithstanding anything in this Agreement to the contrary, the Merger shall be structured to be tax-free at the Company and Bank level and the Buyer and Company agree to take such necessary steps to avoid a taxable asset sale at the Company and Bank level unless the Buyer and Company mutually agree otherwise.

Article 2.   MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01.Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of Buyer, Merger Sub, Bank, Company or any shareholder of Company, any applicable withholding Tax:

(a)Each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b)Each share of Company Common Stock owned directly by Buyer, Company or any of their respective Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers, or as a result of debts previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

(c)Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares described in Section 2.01(b) above)

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shall be automatically converted into the right to receive, in each case without interest: $18.75 in cash (the “Merger Consideration”).  The Merger Consideration multiplied by the aggregate number of outstanding shares of Company Common Stock shall be referred to herein as the “Aggregate Merger Consideration.”

Section 2.02.[Reserved].

Section 2.03.Rights as Shareholders; Stock Transfers. At the Effective Time, all shares of Company Common Stock, when converted in accordance with Section 2.01(c) above, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive for each such share of Company Common Stock, the Merger Consideration in accordance with this Article 2 (subject to the provisions of Section 2.06). At the Effective Time, the non-dissenting holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of Company, other than the right to receive the Merger Consideration in accordance with this Article 2. After the Effective Time, there shall be no registration of transfers on the stock transfer books of Company of shares of Company Common Stock.

Section 2.04.Exchange Procedures. As promptly as practicable after the Effective Time but in no event later than five (5) Business Days after the Closing Date, and provided that Company has delivered, or caused to be delivered, to the Exchange Agent all information that is reasonably required by the Exchange Agent, the Exchange Agent shall mail or otherwise cause to be delivered to each holder of record of shares of Company Common Stock immediately prior to the Effective Time and whose shares of Company Common Stock were converted pursuant to Section 2.01 into the right to receive the Merger Consideration (each, a “Holder”), a letter of transmittal, which shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss and/or bonds in such amounts as may be required in each case by Buyer or the Exchange Agent in lieu of such Certificate(s)) to the Exchange Agent and shall be in such form and have such other provisions as Buyer may reasonably specify, and (ii) specify instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration in accordance with this Article 2 as provided for in this Agreement (the “Letter of Transmittal”). Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Company to establish the identity of the Holders, which books shall be conclusive with respect thereto.

Section 2.05.Deposit of Merger Consideration.

(a)Prior to the Effective Time, Buyer shall designate a bank or trust company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the Company’s shareholders for the purpose of receiving and holding their Certificates and shall obtain no rights or interests in the shares represented thereby. At least one (1) Business Day before the Effective Time, Buyer shall deposit, or shall cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the Aggregate Merger Consideration (the “Exchange Fund”), and Buyer shall instruct the Exchange Agent to timely pay such consideration in accordance with this Agreement. The cash in the Exchange Fund shall be invested by the Exchange Agent as reasonably

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directed by Buyer; provided, however, that no such investment or loss thereon shall affect the amounts payable to Holders pursuant to this Article 2.

(b)Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for one year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to Buyer. Any shareholders of Company who have not theretofore complied with this Section 2.06 shall thereafter look only to Buyer for the Merger Consideration in accordance with this Article 2 deliverable in respect of each share of Company Common Stock such shareholder held as of immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any Holder represented by any Certificate for any Merger Consideration (or any dividends or distributions with respect thereto) paid to a public official pursuant to applicable abandoned property, escheat or similar Laws.

Section 2.06.Delivery of Merger Consideration.

(a)Upon surrender to the Exchange Agent of its Certificate(s) (or an affidavit of loss in lieu thereof) for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration pursuant to the provisions of this Article 2 for each share of Company Common Stock formerly represented by such Certificate, to be mailed within five (5) Business Days following the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof). The Exchange Agent and Buyer, as the case may be, shall not be obligated to deliver cash to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates representing the shares of Company Common Stock for exchange as provided in this Article 2, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by Buyer or the Exchange Agent.

(b)In the event of a transfer of ownership of a Certificate for Company Common Stock that is not registered in the stock transfer records of Company, the Merger Consideration in accordance with this Article 2 shall be issued or paid in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Company Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar taxes required by reason of the payment or issuance to a person other than the registered holder of the Certificate, or establish to the reasonable satisfaction of Buyer that the tax has been paid or is not applicable, and the person requesting payment for such Certificate shall have complied with the provisions of the Letter of Transmittal. In the event of a

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dispute with respect to ownership of any shares of Company Common Stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.

(c)Buyer (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as Buyer is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by Buyer or the Exchange Agent, as applicable. Buyer shall provide written information to Holder regarding such deduction or withholding.

Article 3.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND BANK

Section 3.01.Making of Representations and Warranties.

(a)On or prior to the date hereof, Company and Bank have delivered to Buyer and Merger Sub a Schedule (the “Company Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article 3 or to one or more of its covenants contained in Article 6. The mere inclusion of a fact, circumstance or event in a Company Disclosure Schedule shall not be deemed an admission by Company that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of the Company Disclosure Schedule shall be deemed disclosed for all purposes of the Company Disclosure Schedule.

(b)Except as set forth in the Company Disclosure Schedule (subject to Section 10.12), Company and Bank hereby represent and warrant, jointly and severally, to Buyer and Merger Sub as follows in this Article 3.

Section 3.02.Organization, Standing and Authority.

(a)Company is a Maryland corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland, and is duly registered as a savings and loan holding company under the HOLA. Company has the requisite corporate power and authority to carry on its business as now conducted by it and to own, lease and operate its properties and assets. Company is duly licensed or qualified to do business in the State of Maryland and as a foreign corporation or other entity in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Company.

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(b)Bank is a savings and loan association duly organized, validly existing and in good standing under the Laws of the United States. Bank has full corporate power and authority to own, lease and operate its properties and assets and to engage in the business and activities now conducted by it. Bank as is duly licensed or qualified to do business in New York and each other jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Company.

Section 3.03.Capital Stock.

(a)The authorized capital stock of Company consists of (i) 30,000,000 shares of Company Common Stock, of which, as of the date of this Agreement, 793,500 shares are issued and outstanding (none of which are subject to transfer or forfeiture restrictions) and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, no shares of which are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, no shares of Company Common Stock were reserved for issuance. Company Disclosure Schedule 3.03(a) sets forth a true, correct and complete list of the shareholders of Company, showing the number of shares of Company Common Stock held by each such shareholder.

(b)There are no shares of Company Common Stock held by any of Company’s Subsidiaries. The outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any current or past Company shareholder and have been issued in compliance with the Company’s Articles of Incorporation and in all material respects with applicable federal or state securities Laws. Bank is an insured depository institution as defined in 12 U.S.C. 1813(c)(2).

(c)There are no outstanding shares of capital stock of any class of Company, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock options, stock based performance units, agreements, arrangements, commitments or understandings, in each case, to which Company or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of Company or any of Company’s Subsidiaries or obligating Company or any of Company’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, Company or any of Company’s Subsidiaries. There are no obligations, contingent or otherwise, of Company or any of Company’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or capital stock of any of Company’s Subsidiaries or any other securities of Company or any of Company’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary. Other than the Company Shareholder Support Agreements, there are no agreements, arrangements or other understandings with respect to the voting or transfer of Company’s capital stock to which Company or any of its Subsidiaries is a party and, to the Knowledge of Company, no such agreements between any Persons exist. There are no other agreements or arrangements under which Company is obligated to register the sale of any of its securities under the Securities Act of 1933, as amended. Since January 1, 2019, the Company has not (A) issued or repurchased any shares of Company Common Stock, or (B) issued or awarded any stock options. Neither Company

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nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of Company or such Subsidiary on any matter.

(d)All of the outstanding shares of capital stock of each of Company’s Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights, and all such shares are owned by Company free and clear of all security interests, liens, claims, pledges, taking actions, agreements, limitations in Company’s voting rights, charges or other encumbrances of any nature whatsoever, other than restrictions on transfers under applicable securities Laws. Neither Company nor any of its Subsidiaries has any trust preferred securities or other similar securities outstanding.

Section 3.04.Subsidiaries.

(a)Bank is the only Subsidiary of the Company. Bank does not maintain any Subsidiaries.

(b)Except as set forth in Company Disclosure Schedule 3.04(b), neither Company nor Bank, owns, beneficially or of record, either directly or indirectly, any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)), credit union, savings and loan holding company, bank holding company, insurance company, mortgage or loan broker or any other financial institution, other than Bank. Neither Company nor Bank beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

Section 3.05.Corporate Power.

(a)Each of Company and Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of the Requisite Company Shareholder Approval.

(b)Company has made available to Buyer a complete and correct copy of the Articles of Incorporation and Bylaws, each as amended to date, of Company and each of its Subsidiaries, the minute books of Company and each of its Subsidiaries, and the stock ledgers and stock transfer books of Company and each of its Subsidiaries. Neither Company nor any of its Subsidiaries is in violation of any of the terms of its Articles of Incorporation, Bylaws or equivalent organizational documents. The minute books of Company and each of its Subsidiaries contain records of all meetings held by, and all other corporate actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate. The stock ledgers and the stock transfer books of Company and each of its Subsidiaries contain complete and accurate records of the ownership of the Common Stock of Company and each of its Subsidiaries, subject to any pending transfers of Company Common Stock.

Section 3.06.Corporate Authority. Subject only to the receipt of the Requisite Company Shareholder Approval at the Company Meeting, this Agreement and the transactions contemplated

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hereby have been approved and authorized by all necessary corporate action of Company and Bank on or prior to the date hereof. Company Board has directed, or will direct, that this Agreement be submitted to Company’s shareholders for approval at a meeting of such shareholders and, except for the receipt of the Requisite Company Shareholder Approval in accordance with the MGCL and Company’s Articles of Incorporation and Bylaws and the receipt of the approval by Company, of the Company as the sole shareholder of Bank (the “Bank Shareholder Approval”), no other vote of the shareholders of Company or Bank is required by Law, the Articles of Incorporation and Bylaws of Company and Bank or otherwise to approve this Agreement and the transactions contemplated hereby. Each of Company and Bank has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Buyer, Merger Sub and Mark Silber, this Agreement is a valid and legally binding obligation of Company and Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles or by 12 U.S.C. Section 1818(b)(6)(D) (or any successor statute) and other applicable authority of bank regulators).

Section 3.07.Regulatory Approvals; No Defaults.

(a)No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by Company or any of its Subsidiaries in connection with the execution, delivery or performance by Company and Bank of this Agreement or to consummate the transactions contemplated by this Agreement, except for filings of applications or notices with, and consents, approvals or waivers by the FRB, the OCC and the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation. Subject to the receipt of the approvals referred to in the preceding sentence and the Requisite Company Shareholder Approval and the Bank Shareholder Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by Company and Bank do not and will not (i) constitute a breach or violation of, or a default under, the Articles of Incorporation, Bylaws or similar governing documents of Company and Bank, (ii) except as would not be material, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or Bank, or any of their respective properties or assets, (iii) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation under, any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of Company or any of its Subsidiaries or to which Company or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (iv) require the consent or approval of, or any filing or notice to, any third party under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation, with only such exceptions in the case of each of clauses (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

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(b)As of the date of this Agreement, Company has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 7.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement, or (ii) why any Burdensome Condition would be imposed.

Section 3.08.Financial Statements.

(a)(i) Company has made available or delivered to Buyer true and complete in all material respects copies of (A) all monthly reports and financial statements of Company and its Subsidiaries that were prepared for Company or the Bank’s Board of Directors since December 31, 2019; and (B) the annual report of Savings and Loan Holding Companies to the Federal Reserve Board for the year ended December 31, 2020, of Company and each of its Subsidiaries required to file such reports.

(ii)The financial statements of Company included in Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Company Financial Statements”), true and complete copies of which have been made available to Buyer, have been (and all financial statements to be delivered to Buyer as required by this Agreement will be) prepared in accordance with GAAP applied on a consistent basis throughout the periods covered. The Company Financial Statements fairly present (and all financial statements to be delivered to Buyer as required by this Agreement will fairly present) in all material respects the consolidated financial position, results of operations, changes in shareholders’ equity and cash flows of Company and its Subsidiaries as of the dates thereof and for the periods covered thereby. The Company Financial Statements are supported by and consistent with the general ledger and detailed trial balances of investment securities, loans and commitments, depositors’ accounts and cash balances on deposit with other institutions, true and complete copies of which have been made available to Buyer.

(b)Since January 1, 2018, neither Company nor any of its Subsidiaries nor, to Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing Company or any Subsidiary thereof, whether or not employed by Company or any such Subsidiary, has reported evidence of a material violation of law by Company or any Subsidiary thereof or any officers, directors, employees or agents of Company or any of its Subsidiaries to the Company Board or any committee thereof or to any director or officer of Company.

(c)Each of Company and its Subsidiaries maintains accurate books and records in all material respects reflecting its assets and liabilities and maintains proper and adequate internal accounting controls, which provide assurance that: (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of

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the consolidated financial statements of Company in accordance with GAAP and to maintain accountability for Company’s consolidated assets; (iii) access to Company’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of Company’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and assets are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Such records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries. The books of Company and its Subsidiaries are true, complete and accurate in all material respects and reflect only actual transactions.

(d)Neither Company nor any of its Subsidiaries has any liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of Company, except for those liabilities that are reflected or reserved against on latest balance sheet forming part of the Company Financial Statements (the “Company Latest Balance Sheet”), and for liabilities incurred (A) in the Ordinary Course of Business since December 31, 2020 that are not, individually or in the aggregate, material to Company and its Subsidiaries, taken as a whole, or (B) in connection with this Agreement and the transactions contemplated hereby.

Section 3.09.Regulatory Reports. Since January 1, 2018, Company and its Subsidiaries have duly filed with the FRB, the FDIC, the OCC and any other applicable Governmental Authority, in correct form, the reports and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were, in all material respects, complete and accurate and in compliance with the requirements of applicable Laws and regulations. No report, including any report filed with the OCC, the FDIC, the Federal Reserve Board, the Securities Exchange Commission or any other federal or state regulatory agency, and no report, proxy statement, registration statement or offering materials made or given to shareholders of Company or the Bank, in each case, since December 31, 2017, as of the respective dates thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The call reports of the Bank and accompanying schedules as filed with the OCC, for each calendar quarter beginning with the quarter ended December 31, 2017, through the Closing Date have been and will be prepared in accordance with applicable regulatory requirements, including applicable regulatory accounting principles and practices through periods covered by such reports. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business of Company and its Subsidiaries, no Governmental Authority has notified Company or any of its Subsidiaries that it has initiated or has pending any proceeding or, to Company’s Knowledge, threatened an investigation into the business or operations of Company or any of its Subsidiaries since January 1, 2018 that would reasonably be expected to result in a Material Adverse Effect on Company. There is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Company or any of its Subsidiaries. There have been no formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to the business, operations, policies or procedures of Company or any of its Subsidiaries since January

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1, 2018. Notwithstanding the foregoing, nothing in this Section 3.09 shall require Company or Bank to provide Buyer with any confidential regulatory supervisory information of Company or Bank.

Section 3.10Absence of Certain Changes or Events. Since December 31, 2020, except as disclosed in the Company Financial Statements, (a) there has not been any change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Company or Bank; (b) except as otherwise expressly contemplated by this Agreement, Company and each of its Subsidiaries has conducted its business in all material respects in the Ordinary Course of Business; and (c) except as otherwise contemplated by this Agreement, there has not been (i) any material change by Company or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable Law or GAAP or regulatory accounting as concurred by Company’s independent accountants, (ii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Company or any of its Subsidiaries or any redemption, purchase or other acquisition of any of its securities; (iii) (1) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, restricted stock awards, restricted stock unit awards or deferred stock unit awards), stock purchase or other arrangement that would be a Company Benefit Plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of Company or any of its Subsidiaries (other than in the Ordinary Course of Business), or (2) any grant of change-in-control, retention, severance or termination pay, or any contract or arrangement entered into to make or grant any change-in-control, retention, severance or termination pay, (3) any payment of any bonus, other than in the Ordinary Course of Business, or (4) the taking of any action not in the Ordinary Course of Business with respect to the compensation or employment of directors, officers or employees of Company or any of its Subsidiaries; (iv) any material election or material changes in existing elections made by Company or any of its Subsidiaries for federal or state Tax purposes; (v) any material change in the credit policies or procedures of Company or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect; (vi) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than investment securities of Company or Bank, or loans and loan commitments purchased, sold, made or entered into in the Ordinary Course of Business; (vii) any lease of real or personal property entered into, other than in connection with foreclosed property; or (viii) any issuance of capital stock or Rights to acquire capital stock of Company or any of its Subsidiaries.

Section 3.11Legal Proceedings.

(a)There are no civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to Company’s Knowledge, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Company or any of its Subsidiaries, any benefit

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plan or any director, officer or employee or to which Company or any of its Subsidiaries is a party, including any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that challenges the validity or propriety of the transactions contemplated by this Agreement. There are no civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to Company’s Knowledge, threatened, against any officer, director, or employee of Company or its Subsidiaries, in each case by reason of any person being or having been an officer, director, or employee of Company or its Subsidiaries.

(b)There is no injunction, order, judgment, decree or regulatory restriction imposed upon Company or any of its Subsidiaries, or the assets of Company or any of its Subsidiaries (or that, upon consummation of the transactions contemplated herein, would apply to the Surviving Entity or any of its Affiliates), and neither Company nor any of its Subsidiaries has been advised of, or has Knowledge of, the threat of any such action.

Section 3.12Compliance with Laws.

(a)Company and each of its Subsidiaries is, and has been since January 1, 2018, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, regulations promulgated by the Consumer Financial Protection Bureau (to the extent applicable), all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale, servicing administration and collection of mortgage loans and consumer loans. Neither Company nor any of its Subsidiaries has been advised of any supervisory criticisms regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.

(b)Company and each of its Subsidiaries and their respective employees have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; provided that each of the foregoing related to originating and/or servicing mortgage loans will be deemed material for purposes hereof. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Company’s Knowledge, no suspension or cancellation

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of any of them is threatened, except where the absence of such permit, license, authorization, order or approval has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Company and Bank do not have any approved but unopened offices or branches.

(c)Neither Company nor Bank has received, since January 1, 2018 to the date hereof, written or, to Company’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance in all material respects with any of the Laws which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Knowledge of Company, do any grounds for any of the foregoing exist).

(d)Neither Company nor Bank (nor to Company’s Knowledge any of their respective directors, executives, representatives, agents or employees) (i) has used or is using any corporate funds for any illegal contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) has used or is using any corporate funds for any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(e)Except as required by the Bank Secrecy Act, to Company’s Knowledge, no employee of Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by Company or any of its Subsidiaries or any employee thereof acting in its capacity as such. Neither Company nor any of its Subsidiaries nor any officer, employee, contractor, subcontractor or agent of Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee of Company or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

Section 3.13Company Material Contracts; Defaults.

(a)Except as set forth in Company Disclosure Schedule 3.13(a) as of the date hereof, neither Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, including any bonus, stock option, restricted stock, stock appreciation right or other employee benefit agreements or arrangements; (ii) which would entitle any present or former director, officer or employee of Company or any of its Subsidiaries, or entitle any other third party, to indemnification from Company or any of its Subsidiaries; (iii) to which any Affiliate, officer, director, employee or consultant of Company or any of its Subsidiaries is a party or beneficiary (except with respect to loans to, or deposits from, directors, officers and employees entered into in the Ordinary Course of Business and in accordance with all applicable regulatory requirements with respect to it); (iv) which, upon the execution or delivery of this Agreement, shareholder adoption of this Agreement or the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether change-of-control, termination, retirement, consulting, severance pay or otherwise) becoming due from Company,

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Bank, the Surviving Entity, or any of their respective Subsidiaries to any officer, director or employee thereof, or which would otherwise provide for a payment to such person upon a change-of-control; (v) the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (vi) which grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of Company or any of its Subsidiaries; (vii) that provides any rights to investors in Company, including registration, preemptive or anti-dilution rights or rights to designate members of or observers to the Company Board; (viii) related to the borrowing by Company or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business or between the Company and any of its Subsidiaries and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business or for less than $50,000; (ix) relating to the lease of personal property having a value in excess of $50,000; (x) relating to the formation, creation, operation, management or control any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement or which limits payments of dividends; (xi) which relates to capital expenditures and involves future payments by Company or any of its Subsidiaries in excess of $50,000 individually or $100,000 in the aggregate, or has a term exceeding twelve (12) months in duration outside the Ordinary Course of Business of Company or any of its Subsidiaries and is more than $50,000; (xii) which relates to the disposition or acquisition of material assets or any material interest in any business enterprise, in each case, outside the Ordinary Course of Business of Company or any of its Subsidiaries; (xiii) which is not terminable by Company or its relevant Subsidiary on sixty (60) days or less notice and involving the payment to or from the Company or any Subsidiary of more than $50,000 per annum outside the Ordinary Course of Business of Company or any of its Subsidiaries; (xiv) which contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by Company, Bank or any of their respective Affiliates or upon consummation of the Merger will materially restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business or that limits or purports to limit the ability of Company or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, Buyer or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business; (xv) pursuant to which Company or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity; (xvi) that involves any Intellectual Property rights (other than non-exclusive licenses to generally available commercial “off-the-shelf” software licensed pursuant to “shrink wrap” or “click and accept” licenses), including any assignment, license, sublicense, agreement or other permission, to or from Company or any of its Subsidiaries and that is material (for the avoidance of doubt, any Patents shall be deemed material); or (xvii) relating to the provision of data processing, network communications or other material technical services to or by Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), is set forth in Company Disclosure Schedule 3.13(a), and, is referred to herein as a “Company Material Contract.” Company has previously made available to Buyer true, complete and correct copies of each such Company Material Contract, including any and all amendments and modifications thereto.

(b)(i) Each Company Material Contract is valid and binding on Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the

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Knowledge of Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy; (ii) neither Company nor any of its Subsidiaries is in default under any Company Material Contract or other material agreement, commitment, arrangement, lease, Insurance Policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default; and (iii) no other party to any such Company Material Contract is, to the Knowledge of Company, in default in any material respect or has repudiated or waived any material provision of any such Company Material Contract. No material power of attorney or similar authorization given directly or indirectly by Company or any of its Subsidiaries is currently outstanding.

(c)Company Disclosure Schedule 3.13(c) sets forth a true and complete list of all Company Material Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the consummation of the Merger and the other transactions contemplated hereby and thereby.

(d)All interest rate swaps, caps, floors, collars, option agreements, futures, and forward contracts, and other similar risk management arrangements, contracts or agreements, whether entered into for Company’s own account or for the account of one or more of its Subsidiaries or their respective customers, were entered into (i) in the Ordinary Course of Business and in accordance with all applicable Laws and (ii) to the Company’s Knowledge, with counterparties believed to be financially responsible, and each of them is enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy), and is in full force and effect. Neither Company nor any of its Subsidiaries, nor to the Knowledge of Company, any other party thereto, is in default of any of its obligations under any such agreement or arrangement.

Section 3.14Agreements with Regulatory Agencies. Neither Company nor Bank is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, since January 1, 2018, is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has been ordered to pay any civil money penalty or, since January 1, 2018, has adopted any policies, procedures or board resolutions at the request of any Governmental Authority (each, whether or not set forth in Company Disclosure Schedule 3.14, a “Company Regulatory Agreement”) other than those of general application, and since January 1, 2018, Company has not been advised by any Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing, other than those of general application. To Company’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to Company or any of its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 3.14 shall require Company or Bank to provide Buyer with any confidential regulatory supervisory information of Company or Bank.

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Section 3.15Brokers. Neither Company nor any Subsidiary thereof, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement other than the retention of Keefe, Bruyette & Woods, Inc., pursuant to letter agreements, true and complete copies of which have been previously provided to Buyer and which provide for payment of the amounts set forth on Company Disclosure Schedule 3.15.

Section 3.16Employee Benefit Plans.

(a)All benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees or service providers of Company, Bank or any of its Subsidiaries or ERISA Affiliates (such current and former employees and other service providers collectively, the “Company Employees”), (ii) covering current or former directors of Company or any of its Subsidiaries or ERISA Affiliates or (iii) with respect to which Company or any of its Subsidiaries or ERISA Affiliates has any liability or contingent liability (including liability arising from affiliation under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA), including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, change-of-control, cafeteria, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock-based, incentive, bonus plans, severance, retirement plans, pension plans, “multiemployer plans” (as defined in Section 3(37) of ERISA) and other similar plans, contracts, policies or arrangements whether or not subject to ERISA, whether written, unwritten, or otherwise (and for any unwritten plan, a description thereof) (all such plans, contracts, policies or arrangements are collectively referred to as the “Company Benefit Plans”), are identified and described in Company Disclosure Schedule 3.16(a). None of Company nor any of its Subsidiaries or ERISA Affiliates has any stated plan, intention or commitment to establish any new plan, contract, policy or arrangement that would be a Company Benefit Plan or to materially modify any Company Benefit Plan unless required by applicable law.

(b)Company has provided Buyer with true and complete copies of all Company Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Company Benefit Plan and all amendments thereto, summary plan descriptions and summary of material modifications, the three most recent annual reports (IRS Form 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Benefit Plan, material communications to or from the IRS, the Pension Benefit Guaranty Corporation or any other Governmental Authority, all material written contracts relating to each Company Benefit Plan, including administrative service agreements and group insurance contracts, and the most recent IRS determination, opinion, notification and advisory letters, if any, with respect thereto. In addition, annual and periodic accounting and employee and participant disclosures pertaining to the Company Benefit Plans have been made available to Buyer for the full year prior to the Effective Time.

(c)All reports, notices and information required to be filed with or delivered to the United States Department of Labor, the IRS or plan participants with respect to the Company Benefit Plans have been timely filed or delivered. Each of the Company Benefit Plans intend to qualify under Section 401(a) of the Code has received a favorable determination letter from the

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IRS that such plan is so qualified, and nothing has occurred with respect to the operation of any such plan which, either individually or in the aggregate, would impair such qualification or the imposition of any liability, penalty or tax under ERISA or the Code.

(d)None of Company nor any of its Subsidiaries or ERISA Affiliates (or their predecessors) has within the past six (6) years maintained, sponsored or contributed to (or been obligated to contribute to) a plan subject to Title IV of ERISA or Section 412 of the Code, including any “multiemployer plan” within the meaning of Section 3(37) of ERISA. None of Company nor its Subsidiaries or ERISA Affiliates has incurred within the past six (6) years, and there are no circumstances under which any could reasonably incur, any liability with respect to Title IV of ERISA or Section 412 of the Code.

(e)All contributions required to be made with respect to all Company Benefit Plans have been timely made or have been reflected on the consolidated financial statements of Company to the extent required to be reflected under applicable accounting principles. All amounts due and payable under any Company Benefit Plan have been timely paid to participants. All general ledger entries and required tax withholdings have been made in connection with the salary continuation agreements.

(f)Except as set forth in Company Disclosure Schedule 3.16(f), each of the Company Benefit Plans has been maintained, in all material respects, in accordance with the terms and all provisions of all applicable laws and regulations. Except as set forth in Company Disclosure Schedule 3.16(f), none of the Company Benefit Plans provides continuing welfare benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee’s own expense), and the Company has complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and the regulations thereunder. The Company is not currently liable and has not previously incurred any liability for any tax or penalty arising under Chapter 43 of Subtitle D of the Code or Section 502 of ERISA relating to any Company Benefit Plan, and no facts or event exists which could give rise to any such liability. All Company Benefit Plans that are group health plans have been operated in compliance in all material respects with the group health plan continuation requirements of applicable Law. Except as set forth in Company Disclosure Schedule 3.16(f), company may amend or terminate any such Company Benefit Plan at any time without incurring any material liability thereunder for future benefits coverage at any time after such termination.

(g)Except as set forth in Company Disclosure Schedule 3.16(g), neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement will (i) entitle any Company Employee to severance pay or any increase in severance pay upon any termination of employment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the Company Benefit Plans, (iv) result in any payment that would be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (v) limit or restrict the right of Company or any of its Subsidiaries or, after the consummation of the transactions

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contemplated hereby, Buyer or any of its Subsidiaries, to merge, amend or terminate any of the Company Benefit Plans unless otherwise agreed to by Buyer, or (vi) result in payments under any of the Company Benefit Plans for which a deduction would be disallowed by reason of Section 280G of the Code.

(h)No Company Benefit Plan has resulted or would, if operated in accordance with its terms, result in the material payment by any participant therein of interest or additional tax on nonqualified deferred compensation under Section 409A of the Code. None of Company nor any of its Subsidiaries or ERISA Affiliates has agreed to reimburse or indemnify any participant in a Company Benefit Plan for any tax, including the interest and the penalties specified in Section 409A of the Code that may be currently due or triggered in the future.

(i)Company and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for Company or any of its Subsidiaries or ERISA Affiliates for purposes of each Company Benefit Plan, ERISA, the Code, unemployment compensation Laws, workers’ compensation Laws and all other applicable Laws.

Section 3.17Labor Matters.

(a)None of Company nor any of its Subsidiaries is or has been a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is not any proceeding pending before the National Labor Relations Board or any other Governmental Authority involving the Company or any of its Subsidiaries, nor is such a proceeding, to Company’s Knowledge threatened, asserting that Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Company or Bank pending or, to Company’s Knowledge, threatened, nor is Company or Bank aware of any activity involving Company Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. None of the Company’s employees are represented by a union. There are not any activities or proceedings of any labor union (or representatives thereof) to organize any employees of the Company or any of its Subsidiaries, or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees and, to the Company’s Knowledge, within the prior twelve (12) months, no such activities or proceedings are underway.

(b)There are no written confidentiality agreements, disclosure or proprietary information agreements, non-competition agreements or, any other agreements or any restrictive covenants applicable to any employee of the Company or any of its Subsidiaries. To Company’s Knowledge, no officer of, director, employee, agent, or contractor of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality agreement, disclosure or proprietary information agreement, non-competition agreement or, any other agreement or any restrictive covenant, order, writ, or judgment that prohibits, limits, or purports to limit such Person from: (i) engaging in or continuing any conduct, activity, duty or practice relating to the business of the Company or any of its Subsidiaries; or (ii) assigning to the Company or its Subsidiaries, as the case may be, any rights to any invention, improvement, discovery or other similar proprietary rights, and the continued employment or engagement of each such officer officers, directors, employees, agents, or

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contractors does not subject Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(c)Company and its Subsidiaries are and have been since January 1, 2018 in compliance in all material respects, with, and to the Knowledge of Company, are not under investigation with respect to, applicable Laws with respect to labor and employment and employee matters, including, but not limited to, employment practices, employee benefits, labor relations, terms and conditions of employment, tax withholding and tax payment, discrimination, harassment, retaliation, equal employment, fair employment practices, collective bargaining, leaves of absence, immigration, employee classification, human rights, pay equity, workers’ compensation, employee safety and health, facility closings and layoffs and wages and hours. As of the Closing Date, neither the Company nor any of its Subsidiaries will be liable for the payment of any Taxes, fines, penalties or other amounts for the failure to comply with any of the foregoing requirements of Law.

(d)No Company Employees provide services to Company or any of its Subsidiaries outside of the United States.

(e)Company Disclosure Schedule 3.17(e) sets forth the name, date of hire, job title, full-time/part-time status, bonus eligibility, commission eligibility, current compensation paid or payable, including annual vacation, sick time and/or paid leave (both allotted annually and accrued but unused as of the date hereof) and status (e.g., leave of absence, disability, layoff, active, temporary), of all employees of the Company or any Subsidiary. The Company and its Subsidiaries have paid in full or accrued in the Company Financial Statements all wages, salaries, commissions, incentives, bonuses, and other compensation due to any current or former employee, independent contractor, or other worker who is currently providing or previously provided services to the Company or any Subsidiary or otherwise arising under any employee benefit plan, contract, or Law prior to the Closing.

(f)Set forth on Company Disclosure Schedule 3.17(f) is a complete list of all current Persons other than employees (e.g., consultants, independent contractors, etc.) who or that provide services to the Company or its Subsidiaries, together with a complete and accurate list of the following information with respect to each such Person: (i) name; (ii) dates of engagement; (iii) nature and description of services performed and anticipated to be performed in the future; and (iv) compensation or fees paid. To the extent that any of the Persons listed on Company Disclosure Schedule 3.17(f) have entered into any written agreement with the Company, the Company has provided a true, correct and complete copy of such document to Buyer.

(g)There are no pending or, to the Company’s Knowledge, threatened, audits, investigations, information requests, claims, suits, demands or charges against the Company or any of its Subsidiaries or any of its or their employees regarding any Laws relating to labor and employment and employee matters, including, but not limited to, employment practices, employee benefits, labor relations, terms and conditions of employment, tax withholding and tax payment, discrimination, harassment, retaliation, equal employment, fair employment practices, collective bargaining, leaves of absence, immigration, employee classification, human rights, pay equity, workers’ compensation, employee safety and health, facility closings and layoffs. There are no

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unsatisfied obligations, claims, lawsuits, grievances, workers’ compensation proceedings or similar proceedings in respect of the Company or its Subsidiaries.

(h)Neither the Company nor its Subsidiaries is a party to or otherwise bound by any consent decree or order with, or citation by, any Governmental Authority relating to any employee or employment practices, wages, hours or terms or conditions of employment.

(i)The Company and its Subsidiaries have complied in all material respects with any obligation they may have pursuant to a contract, agreement, policy, Law, or otherwise to provide severance payments and/or benefits to any current or former employee, independent contractor or other worker who is currently providing or previously provided services to the Company or any of its Subsidiaries.

Section 3.18Environmental Matters.

(a)Neither Company nor Bank, and, to the Company’s Knowledge, no other party, has released, discharged, spilled or disposed of Hazardous Substances at, on, under or from any real property currently owned, operated or leased by Company or any of its Subsidiaries (including buildings or other structures, and ownership or operation, directly or indirectly, as a fiduciary), that has formed or that could reasonably be expected to form the basis of any Environmental Claim against Company or any of its Subsidiaries and that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

(b)There is no litigation or Environmental Claim pending or, to Company’s Knowledge, threatened against Company or any of its Subsidiaries, or affecting any property now owned or, to Company’s Knowledge, formerly owned, used or leased by Company or any of its Subsidiaries or any predecessor, asserted by any Person or before any court, or Governmental Authority (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the presence or release into the environment of any Hazardous Substance.

(c)Company and each of its Subsidiaries and their respective owned, operated or leased real properties and facilities are, or during the period of Company or its Subsidiaries’ ownership or operation thereof, in compliance in all material respects with all Environmental Laws, and, since January 1, 2018, during the period of Company or its Subsidiaries’ ownership or operation thereof, there are no events, conditions, circumstances, activities or plans related to such properties or facilities that did or would materially violate or prevent compliance or continued compliance in all material respects with any of the Environmental Laws.

(d)As of the date of this Agreement there are no contracts or agreements of the Company or any of its Subsidiaries or any predecessor with any Person pursuant to which Company or Bank assumes responsibility or liability for any Environmental Claim or relating to the presence or release into the environment of any Hazardous Substance.

Section 3.19Tax Matters.

(a)The Company and each of its Subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns required to be filed by any of them under

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applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct, accurate and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid over to the appropriate taxing authority other than Taxes that have been reserved or accrued on the balance sheet of Company or which Company is contesting in good faith. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return and the Company and each of its Subsidiaries has made available to Buyer accurate and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by Company or any of its Subsidiaries for all open tax years. No written claim has been made by any Governmental Authority in a jurisdiction where Company or any of its Subsidiaries does not file Tax Returns that Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith through appropriate proceedings) upon any of the assets of Company or any of its Subsidiaries.

(b)Company and each of its Subsidiaries, as applicable, have timely withheld and paid all Taxes required to have been withheld and paid over to the appropriate taxing authority in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(c)No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or, to Company’s Knowledge, pending with respect to Company or any of its Subsidiaries. Other than with respect to audits that have already been completed and resolved, neither Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Company and or any of its Subsidiaries have not filed Tax Returns) any written (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority, in each case, against Company or any of its Subsidiaries.

(d)Company has made available to Buyer true and complete copies of the United States federal, state, local, and foreign consolidated income and other material Tax Returns filed with respect to Company and each of its Subsidiaries for the years ended December 31, 2019 and 2018. Company has made available to Buyer correct and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by Company and each of its Subsidiaries with respect to income and other material Taxes filed for the years ended December 31, 2019 and 2018. Company and each of its Subsidiaries have timely and properly taken such actions in response to and in compliance with written notices that Company has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by Law.

(e)Neither Company nor any of its Subsidiaries has entered into any material closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings with any tax authority, nor have any been issued by any tax authority, in each case that have any continuing effect.

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(f)Neither Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which such waiver or extension is still valid and in effect.

(g)Company and each of its Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

(h)Except as set forth in Company Disclosure Schedule 3.19(h), neither Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement relating to the allocation of liabilities for Taxes between related parties. Neither Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), or (ii) has liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, unincorporated organization or other Person (other than Company and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

(i)Neither Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(j)Neither Company nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was purported or intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(k)The unpaid Taxes of Company and each of its Subsidiaries (A) did not, as of the date of the Company Financial Statements, exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Latest Balance Sheet (rather than in any notes thereto) and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company and each of its Subsidiaries in filing their Tax Returns. Since the date of the Company Financial Statements, neither Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside of the Ordinary Course of Business.

(l)Neither Company nor any of its Subsidiaries has participated in any reportable transaction, as defined in Section 1.6011-4(b) (1) of the Regulations or any comparable provision of state or local Tax Law, or a transaction substantially similar to a reportable transaction.

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Section 3.20Regulatory Capitalization. Bank is “well-capitalized,” as such term is defined in the rules and regulations promulgated by the FDIC and the OCC.

Section 3.21Loans; Nonperforming and Classified Assets.

(a)Company Disclosure Schedule 3.21(a) (i) sets forth the aggregate outstanding principal amount of all Loans as of March 31, 2021, (ii) contains a true and correct list of the borrowers with the 25 largest individual or aggregate extensions of credit from Bank, and (iii) identifies, as of March 31, 2021, any Loans under the terms of which the obligor was over thirty (30) days delinquent in payment of principal or interest or has been placed on nonaccrual status as of such date or that are, to Company’s Knowledge, otherwise in material default for more than thirty (30) days.

(b)Company Disclosure Schedule 3.21(b) identifies, as of March 31, 2021, each Loan that was classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Company, Bank or any bank examiner, or that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability (collectively, “Criticized Loans”) together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder as of such date.

(c)Company Disclosure Schedule 3.21(c) identifies each asset of Company or any of its Subsidiaries that as of March 31, 2021 was classified as other real estate owned (“OREO”) and the book value thereof as of the date of this Agreement as well as any assets classified as OREO since March 31, 2021 and any sales of OREO between March 31, 2021 and the date hereof, reflecting any gain or loss with respect to any OREO sold.

(d)Except as would not reasonably be expected to result in a Material Adverse Effect on Company, each Loan held in Bank’s loan portfolio (each a “Company Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected or (iii) was at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the Ordinary Course of Business of Company and its Subsidiaries and is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)Except as would not reasonably be expected to result in a Material Adverse Effect on Company, all currently outstanding Company Loans were solicited, originated, administered, and currently exist, and the relevant Loan files are being maintained, in material compliance with all applicable requirements of Law, the applicable loan documents, and Bank’s lending policies at the time of origination of such Company Loans, and the notes or other credit or security documents with respect to each such outstanding Company Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the Company Loans that are not reflected in the written records of Company or Bank, as applicable.  All such Company Loans are owned by Company or Bank free and clear of any Liens.

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No claims of defense as to the enforcement of any Company Loan have been asserted in writing against Company or Bank for which there is a reasonable probability of an adverse determination, and neither Company nor Bank has any Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable probability of a determination adverse to Bank. Except as set forth in Company Disclosure Schedule 3.21(e), no Company Loans are presently serviced by third parties, and there is no obligation which could result in any Company Loan becoming subject to any third party servicing.

(f)Except as would not reasonably be expected to result in a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates Company or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of Company or any of its Subsidiaries, unless there is a material breach of a representation or covenant by Company or any of its Subsidiaries, and none of the agreements pursuant to which Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(g)Neither Company nor any of its Subsidiaries is now nor has it ever been since January 1, 2018, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

(h)Neither Company nor any of its Subsidiaries has canceled, released or compromised any Loan, obligation, claim or receivable other than in the Ordinary Course of Business.

(i)Company and Bank have not, since January 1, 2018, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director, executive officer, or principal shareholder (or equivalent thereof) of Company or any of its Subsidiaries (as such terms are defined in FRB Regulation O), except as permitted by Regulation O and that have been made in compliance with the provisions of Regulation O. Company Disclosure Schedule 3.21(i) identifies any loan or extension of credit maintained by Company and Bank to which Regulation O applies, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two (2) years preceding the date hereof.

Section 3.22Allowance for Loan Losses. Company’s allowance for loan losses and carrying value for real estate owned as reflected in (a) the Company Financial Statements and (b) the Company Latest Balance Sheet, are, as of the applicable dates thereof, adequate in all material respects to provide for possible losses on the applicable items and in compliance with Company’s and Bank’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by the applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.

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Section 3.23Trust Business; Administration of Fiduciary Accounts. Neither Company nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or, other than individual retirement accounts, administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

Section 3.24Investment Management and Related Activities. None of Company, any Company Subsidiary or, to the extent relating to their activities with respect to Company or any of its Subsidiaries, any of their respective directors, officers or employees, is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

Section 3.25Repurchase Agreements. With respect to all agreements pursuant to which Company or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Company or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

Section 3.26Deposit Insurance and Deposits. The deposits of Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and Bank has paid all premiums and assessments and filed all reports required by the FDIA when due. No proceedings for the revocation or termination of such deposit insurance are pending or, to Company’s and Bank’s Knowledge, threatened. Except as disclosed in Company Disclosure Schedule 3.26, Bank has no “brokered deposits” as defined in 12 C.F.R. 337.6(a)(2). Company Disclosure Schedule 3.26 contains a true and correct list of the depositors who own the 25 largest deposit relationships of Bank.

Section 3.27Community Reinvestment Act and Privacy and Customer Information Security. Except as has not been and would not reasonably be expected to result in a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters. As of the date hereof, Company’s and Bank’s rating in its most recent examination or interim review under the Community Reinvestment Act was “satisfactory” or better. Neither Company nor any of its Subsidiaries has Knowledge of any facts or circumstances that could reasonably be expected to cause Company or Bank: (a) to be deemed not to be in compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (b) to be deemed not to be in compliance in any material respect with the applicable privacy of consumer or customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by Bank pursuant to 12 C.F.R. Part 364. Company and Bank, collectively, are the sole owner of all individually identifiable personal information relating to identifiable or identified natural persons, including, but not limited to “personally identifiable

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financial information” as that term is defined in 12 CFR Part 1016, who are consumers, customers and former customers that will be transferred to Buyer pursuant to this Agreement.

Section 3.28Transactions with Affiliates. Except as set forth in Company Disclosure Schedule 3.28, there are no outstanding amounts payable to or receivable from, or advances by Company or any of its Subsidiaries to, and neither Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any director, executive officer or five percent (5%) or greater shareholder of Company or any of its Subsidiaries or to any of their respective Affiliates or Associates, or any Affiliate of Company or any of its Subsidiaries, or to Company’s or Bank’s Knowledge, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, other than part of the normal and customary terms of such persons’ employment or service as a director with Company or any of its Subsidiaries and other than Loans subjection to Regulation O or deposits held by Bank in the Ordinary Course of Business. Except as set forth in Company Disclosure Schedule 3.28, neither Company nor any of its Subsidiaries is a party to any transaction or agreement (other than employment-related agreements identified in Company Disclosure Schedule 3.16(a)), or is contemplated to be a party to any proposed transaction or agreement, with any of its respective directors or executive officers or to any of their respective Affiliates or Associates or other Affiliates of Company other than part of the terms of an individual’s employment or service as a director, and no such person has had any direct or indirect interest in any property, assets, business or right owned, leased, held or used by Company or its Subsidiaries, other than Loans subjection to Regulation O or deposits held by Bank in the Ordinary Course of Business. All agreements, and all transactions since January 1, 2018, between Company or any of Company’s Subsidiaries and any of their respective Affiliates comply, to the extent applicable, in all material respects with Federal Reserve Act 23A and 23B and Regulation W of the FRB.

Section 3.29Tangible Properties and Assets.

(a)Company Disclosure Schedule 3.29(a) sets forth a true, correct and complete list of all real property owned as of the date of this Agreement by Company and each of its Subsidiaries. Except as set forth in Company Disclosure Schedule 3.29(a), the Company and its Subsidiaries are not a party to any real property lease or license, whether as landlord, tenant, guarantor or otherwise. Company or its Subsidiaries has good, valid and marketable title to or otherwise legally enforceable rights to use all of the real property, all buildings, structures and other improvements on the real property, personal property and other material assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) Liens for taxes and other governmental charges and assessments, which are not yet due and payable and for which adequate reserves are being maintained in accordance with GAAP, (ii) Liens, easements, rights of way, and other similar encumbrances that do not materially detract from the value or the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the Ordinary Course of Business for sums not yet due and payable and for which adequate reserves are being maintained in accordance with GAAP. Each of Company and its Subsidiaries has complied in all material respects with the terms of all leases to which it is a party, and all such leases are valid and binding in accordance with their respective terms and in full force and effect, and there is not under any

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such lease any material existing default by Company or such Subsidiary or, to the Knowledge of Company, any other party thereto, or any event which with notice or lapse of time or both would constitute such a default, except for any such noncompliance, default or failure to be in full force and effect that, individually or in the aggregate, has not had a Material Adverse Effect. There is no pending or, to Company’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that Company or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, including without limitation a pending or threatened taking of any of such real property by eminent domain, except where such legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company or Bank. None of the Company or its Subsidiaries have granted any right, title or interest in any mineral rights that are unrecorded.

(b)All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, vaults, safety deposit boxes, wiring and cable installations, included in the owned real property are, to Company’s and Bank’s Knowledge, in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of Company and its Subsidiaries as currently conducted except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company or Bank.

(c)To the Company’s Knowledge, since January 1, 2018, there have been no material interruptions in the delivery of adequate service of any utilities required in the operation of the business currently conducted at the real property. To the Company’s Knowledge, since January 1, 2018, no property has experienced any material disruptions to its operations arising out of any recurring loss of electrical power, flooding, limitations to access to public sewer and water or restrictions on septic service. To the Company’s Knowledge, all utilities servicing the property are publicly provided and maintained.

(d)The real property and improvements thereof have access to and from all adjoining streets, roads and highways necessary for the use and operation by the Company and its Subsidiaries as currently conducted, and none of the Company or its Subsidiaries has received written notice from any Governmental Authority of any pending action that would result in the termination or reduction of the current access from the real property and improvements to existing roads and highways, or to sewer or other utility services available to the real property and improvements, in each case as necessary for the use and operation of the real property and improvements as currently used and operated.

Section 3.30Intellectual Property.

(a)Company Disclosure Schedule 3.30(a) sets forth a true, complete and correct list of all registered and, to Company’s Knowledge, unregistered material Company Intellectual Property owned by the Company or any of its Subsidiaries, including the jurisdictions

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in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed.

(b)To Company’s Knowledge, Company or its Subsidiaries own all right, title and interest in and to, or has a valid license or otherwise possess legally enforceable rights to use all Company Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to “off-the-shelf” Software at standard commercial rates) necessary to carry on the business.

(c)The Company Intellectual Property owned by Company or its Subsidiaries is valid, subsisting and enforceable and has not been cancelled, forfeited, expired or abandoned, and, to Company’s Knowledge, neither Company nor any of its Subsidiaries has received notice challenging the validity or enforceability of any such Company Intellectual Property.

(d)None of Company or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by Company of its obligations hereunder, in violation of any material licenses, sublicenses and other agreements as to which Company or any of its Subsidiaries is a party and pursuant to which Company or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither Company nor any of its Subsidiaries has received notice challenging Company’s or any of its Subsidiaries’ license or legally enforceable right to use any third-party intellectual property rights, and the consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of Company or any of its Subsidiaries to own or use any material Company Intellectual Property.

(e)Company and its Subsidiaries have not interfered with, infringed upon, misappropriated, or otherwise conflicted with any Intellectual Property rights of any other Person, and Company or any of its Subsidiaries have never received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Company or any of its Subsidiaries must license or refrain from using any Intellectual Property rights of any other Person). To Company’s Knowledge, no other Person has interfered with, infringed upon, misappropriated or otherwise conflicted with any Company Intellectual Property rights owned by, or licensed to, Company or any of its Subsidiaries.

(f)Set forth on Company Disclosure Schedule 3.30(f) is a complete and accurate list and of all contracts relating to the Company Intellectual Property (other than non-exclusive licenses to generally available commercial software). There are no outstanding and to Company’s Knowledge, no threatened disputes or disagreements with respect to any such contract. Included in Company Disclosure Schedule 3.30(f) is a list of all items of Company Intellectual Property that are licensed by Company or any of its Subsidiaries (“Licensed Business Intellectual Property”) and the owner or licensee of each such item of Licensed Business Intellectual Property (other than non-exclusive licenses to generally available commercial “off-the-shelf” software licensed pursuant to “shrink wrap” or “click and accept” licenses).

(g)Company’s and each of its Subsidiaries’ respective IT Assets: (i) operate and perform in all material respects as required by Company and each of its Subsidiaries in connection with their respective businesses and (ii) to Company’s Knowledge, have not materially malfunctioned or failed within the past two (2) years. Company and each of its Subsidiaries has

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implemented reasonable backup, security and disaster recovery technology and procedures consistent with industry practices. No action will be necessary as a result of the transactions contemplated by this Agreement to enable use of Company’s and its Subsidiaries’ respective IT Assets to continue by the Surviving Entity and its Subsidiaries to the same extent and in the same manner that such IT Assets have been used by Company and its Subsidiaries prior to the Effective Time.

(h)Except for ongoing payments due under contracts with third parties, Company’s and its Subsidiaries’ respective IT Assets are free from any Liens (except for (i) statutory Liens for amounts not yet delinquent, and (ii) Liens for Taxes and other governmental charges and assessments, which are not yet due and payable and for which adequate reserves are being maintained in accordance with GAAP). Neither Company nor any of its Subsidiaries, has received notice of or is aware of any circumstances, including the execution of this Agreement or the consummation of the transactions contemplated hereby or thereby, that would enable any third party to terminate any of Company’s or its Subsidiaries’ agreements or arrangements relating to their respective IT Assets (including maintenance and support).

(i)Company and each of its Subsidiaries: (i) is, and, since January 1, 2018, has been, compliant with all applicable Laws in all material respects, and their own privacy policies and commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees and (ii) at no time during the two (2) years prior to the date hereof has received any notice asserting any violations of any of the foregoing. The transfer of all such personal data and nonpublic personal information to Buyer’s control in connection with the consummation of the transactions contemplated hereby shall not violate any such Laws, privacy policies or commitments.

Section 3.31Insurance.

(a)Company Disclosure Schedule 3.31(a) identifies as of the date of this Agreement all of the material insurance policies, binders, or bonds currently maintained by Company and its Subsidiaries (the “Insurance Policies”). Company and each of its Subsidiaries is insured with what the Company believes are reputable insurers against such risks and in such amounts as the management of Company and Bank reasonably have determined to be prudent in accordance with industry practices and all the Insurance Policies are in full force and effect, neither Company nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or otherwise has Knowledge that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither Company nor any of its Subsidiaries is in default thereunder and all material claims thereunder have been filed in due and timely fashion. Neither Company nor any of its Subsidiaries is now liable for, nor has any such Person received notice of, any material retroactive premium adjustment. Company has not received notice that any insurer under any such Insurance Policy (i) is denying liability with respect to a claim thereunder or defending under a reservation of rights clause, (ii) is materially increasing its premium or (iii) has filed for protection under applicable bankruptcy or insolvency Laws or is otherwise in the process of liquidating or has been liquidated. Company does not have or maintain any self-insurance arrangement. Within the last three (3) years, none of Company or any of its Subsidiaries has been refused any basic insurance coverage sought or applied for (other than certain exclusions

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for coverage of certain events or circumstances as stated in such policies), and neither Company nor Bank has any reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought as favorable as those presently in effect.

(b)Company Disclosure Schedule 3.31(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by Company or its Subsidiaries, including the value of such BOLI as of the end of the month prior to the date hereof. The value of the BOLI is and has been fairly and accurately reflected in Company’s financial statements in accordance with GAAP. Except as set forth on Company Disclosure Schedule 3.31(b), all BOLI is owned solely by Bank and no other person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom. The Company and each Subsidiary, as applicable, has obtained written consent for each employee on whose behalf BOLI has been purchased, complied with the notice and consent requirements of Section 101(j) of the Code and has filed all required Forms 8925 with the IRS. Neither Company nor its Subsidiaries has any outstanding borrowings secured in whole or in part by its BOLI.

Section 3.32Anti-Money Laundering Laws. Neither Company nor Bank has Knowledge of, has been advised of, or has reason to believe that any facts or circumstances exist that would cause either: (i) to be deemed to have knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities, other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering Laws (“Unlawful Gains”), (ii) to be deemed to have knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains; or (iii) to be deemed to be operating in violation in any material respect of the U.S. Anti-Money Laundering Laws. Management of Company has reasonably and in good faith concluded that the Board of Directors of each Company Subsidiary that qualifies as a “financial institution” has adopted, and implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply in all material respects with the U.S. Anti-Money Laundering Laws and has kept and filed all material reports and other necessary material documents as required.

Section 3.33OFAC. Neither Company nor Bank is, nor would either reasonably be expected to become, a Person or entity with whom a United States Person or entity is restricted from doing business under regulation of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including those named on OFAC’s Specially Designated and Blocked Persons List, or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action. Management of the Company has reasonably and in good faith concluded that Bank has implemented an OFAC compliance program that adequately covers in all material respects all elements of OFAC compliance, and to the Knowledge of Company no Company Subsidiary is engaging nor engaged in any dealings or transactions with or has been otherwise associated with, such Persons or entities.

Section 3.34Disaster Recovery and Business Continuity. Company has developed and implemented a contingency planning program to evaluate the effect of significant events that may adversely affect the customers, assets, or employees of Company and Bank. To Company’s

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Knowledge, such program ensures that Company can recover its mission critical functions, and complies in all material respects with the requirements of the FFIEC and the FDIC.

Section 3.35Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation (collectively, “Takeover Laws”) is applicable to the Company with respect to this Agreement and the transactions contemplated hereby.

Section 3.36Company Information. No representation or warranty by Company or Bank in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.37Investment Securities.

(a)Except as set forth in Company Disclosure Schedule 3.37(a), except for pledges to secure public and trust deposits, FHLB borrowings, repurchase agreements and reverse repurchase agreements entered into in arms’-length transactions pursuant to normal commercial terms and conditions and other pledges required by Law and restrictions that exist for securities that are classified as “held to maturity”, none of the investments reflected in the Company Financial Statements, and none of the material investments made by Company or any of its Subsidiaries since September 30, 2020, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(b)Each of Company and its Subsidiaries has good title in all material respects to all securities and commodities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except as set forth in the Company Financial Statements or to the extent such securities or commodities are pledged in the Ordinary Course of Business to secure obligations of Company or its Subsidiaries. Such securities and commodities are valued on the books of Company in accordance with GAAP.

(c)Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that Company believes are prudent and reasonable in the context of such businesses and Company and its Subsidiaries have, since January 1, 2018, been in compliance in all material respects with such policies, practices and procedures. Prior to the date of this Agreement, Company has made available to Buyer the material terms of such policies, practices and procedures.

Section 3.38Board Recommendation. The Company Board, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of the Company Common Stock approve this Agreement.

Section 3.39Opinion. Prior to the execution of this Agreement, Company Board has received an opinion (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated the same date) from Keefe, Bruyette & Woods, Inc., to the effect that, as of the date

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thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 3.40No Other Representations and Warranties. Except for the representations and warranties made by Company and Bank in this Article 3, none of Company, Bank nor any other Person makes any express or implied representation or warranty with respect to Company or its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Company and Bank hereby disclaim any such other representations or warranties.

Article 4.   REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

Section 4.01.Making of Representations and Warranties.

(a)On or prior to the date hereof, Buyer and Merger Sub have delivered to Company a Schedule (the “Buyer Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article 4.

(b)Except as set forth in the Buyer Disclosure Schedule (subject to Section 10.12), Buyer and Merger Sub hereby represent and warrant, jointly and severally, to Company and Bank as follows in this Article 4. The mere inclusion of a fact, circumstance or event in a Buyer Disclosure Schedule shall not be deemed an admission by Buyer that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of the Buyer Disclosure Schedule shall be deemed disclosed for all purposes of the Buyer Disclosure Schedule.

Section 4.02.Organization and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. As of the Closing Date, Buyer will be duly registered as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended, and meets the applicable requirements for qualification as such.

Section 4.03.Corporate Power. Each of Buyer and Merger Sub has the corporate power and authority to carry on their business as it is now being conducted and to own all their properties and assets; and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities.

Section 4.04.Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Buyer and Merger Sub, Buyer’s managing member, and Merger Sub’s duly constituted board of directors on or prior to the date hereof. No vote of the members or shareholders of Buyer or Merger Sub, respectively, is required by Law, the Certificate of Formation of Buyer or the Articles of Incorporation of Merger Sub, the

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operating agreement of Buyer or the Bylaws of Merger Sub or otherwise to approve this Agreement and the transactions contemplated hereby. Each of Buyer and Merger Sub has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Company, Bank and Mark Silber, this Agreement is a valid and legally binding obligation of each of Buyer and Merger Sub, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles or by 12 U.S.C. Section 1818 (b)(6)(D) (or any successor statute) and other applicable authority of bank regulators).

Section 4.05.Regulatory Approvals; No Defaults.

(a)No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by Buyer or any of its Subsidiaries in connection with the execution, delivery or performance by Buyer or Merger Sub of this Agreement or to consummate the transactions contemplated by this Agreement, except for filings of applications or notices with, and consents, approvals or waivers by the FRB, the OCC and the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by Buyer and Merger Sub do not and will not (i) constitute a breach or violation of, or a default under, the Certificate of Incorporation and Bylaws of Buyer or Merger Sub or similar governing documents of Buyer or any of its Subsidiaries, (ii) except as would not be material, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its Subsidiaries, or any of their respective properties or assets, (iii) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation under, any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of Buyer or any of its Subsidiaries or to which Buyer or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (iv) require the consent or approval of, or any filing or notice to, any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation, with only such exceptions in the case of each of clauses (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer or Merger Sub.

(b)As of the date of this Agreement, neither Buyer nor Merger Sub has Knowledge of (i) any reason why the Regulatory Approvals referred to in Section 7.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement, (ii) why any Burdensome Condition would be imposed.

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Section 4.06.Brokers. Neither Buyer nor any Subsidiary thereof, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement other than the retention of FinPro Capital Advisors, Inc., pursuant to letter agreements, true and complete copies of which have been previously provided to Company and which provide for payment of the amounts set forth on Buyer Disclosure Schedule 4.06.

Section 4.07.Availability of Funds. Buyer has, and will have available to it at the Effective Time, sources of capital sufficient to pay the Merger Consideration and to pay all other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

Section 4.08.Bad Actor.

(a)Each of the managers, directors, trustees, partners or officers of Buyer are and each of the proposed directors, trustees or officers of Company or Bank following the Merger other than the Continuing Directors and any Person who was an officer of Company or Bank prior to the Merger (collectively, the “Buyer Management”) will be an individual who is not guilty of, has not engaged in or is not subject to any of the “bad actor” disqualification criteria of Rule 506(b) of the Securities Act of 1933, as amended.  Buyer has conducted a factual inquiry into whether any disqualifications exist, and has used care deemed reasonable under all of the circumstances in connection with such inquiry.

(b)No member of Buyer Management has been convicted or entered into a pretrial diversion or similar program for a crime involving dishonesty, breach of trust, or money laundering, which would prohibit him from participating in the affairs of an FDIC-insured depository institution without the written consent from the FDIC.

(c)No member of Buyer Management has been involved in any regulatory application notice or filings that were denied, disapproved, withdrawn, or otherwise returned without favorable action by a federal or state regulatory authority or a self-regulatory organization.  Neither any member of Buyer Management nor any depository institution or depository institution holding company with which he or she is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder is or was subject to any supervisory agreement, enforcement action, civil money penalty, prohibition or removal order, or other supervisory or administrative action taken or imposed by any federal or state regulatory authority or other governmental entity. No depository institution with which any member of Buyer Management was a director, officer, organizer, partner, trustee or 10% or larger stockholder was (i) placed into conservatorship or receivership or otherwise failed, (ii) received financial assistance from a federal agency or instrumentality or (iii) merged with or been acquired by an institution that received financial assistance from a federal agency or instrumentality in connection with the transaction.

(d)Neither any member of Buyer Management nor any company or depository institution with which he or she is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder is or was involved in any criminal or civil lawsuit, formal or informal investigation, examination, or administrative proceeding that may result in, or resulted in, any penalty (including, but not limited to, any sanction, fine, order to pay damages, loss of right or benefit, forfeiture of property interest, suspension, removal, disbarment, or revocation of license), agreement (including a deferred prosecution agreement, consent order, written agreement or

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memorandum of understanding, undertaking, consent, judgment, or order) imposed by or entered into with any (i) federal, state or foreign court, (ii) any department, agency, or commission of the United States government, (iii) any state, municipal, or foreign governmental entity, or (iv) any self-regulatory organization.

(e)Neither any member of Buyer Management nor any company or depository institution with which he or she is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder has ever been arrested for, charged with, indicted for, or convicted of, or ever pleaded nolo contendere to, any criminal matter (including, but not limited to, driving under the influence, reckless driving, and disorderly conduct).

Section 4.09.Merger Sub. Merger Sub has been formed solely to engage in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activity and will not have incurred liability or obligation other than as contemplated herein.

Section 4.10Buyer Information Supplied. The information relating to Buyer to be contained in the Proxy Statement for Company Meeting, or in any other document filed with a Governmental Authority in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

Section 4.11 No Other Representations and Warranties. Except for the representations and warranties made by Buyer and Merger Sub in this Article 4, none of Buyer, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Buyer or its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and each of Buyer and Merger Sub hereby disclaims any such other representations or warranties.

Article 5.   REPRESENTATIONS AND WARRANTIES OF MARK SILBER

Section 5.01.Making of Representations and Warranties.  Silber hereby represents and warrants to Company and Bank as follows in this Article 5.

Section 5.02.Authority. Mark Silber is a natural person with full power, authority and capacity to execute, deliver and perform his obligations under this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of all necessary approvals of Governmental Authorities. Mark Silber has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Company, Bank, Buyer and Merger Sub, this Agreement is a valid and legally binding obligation of Mark Silber, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 5.03.No Conflicts. The execution, delivery and performance by Mark Silber of this Agreement and the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or

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give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Mark Silber is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Mark Silber, except in the case of clause (i) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Mark Silber to perform his obligations hereunder.

Section 5.04.Reliance. Company and Bank are entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (i) any regulatory authority having jurisdiction over the Company or Bank and (ii) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company or Bank is subject, provided that the Company and Bank provides Mark Silber with prior written notice of such disclosure.

Section 5.05.Financial Capability. Mark Silber has the financial capability, and will have available to him at the Effective Time, sources of capital, in each case without the need to incur additional debt, sufficient to pay the potential payment of the Reverse Break-Up Fee and the Merger Consideration and to pay all other amounts payable pursuant to this Agreement. Excluding the value of his principal residence, Mark Silber has an individual net worth or joint net worth with spouse at time of purchase exceeds $5,000,000.

Section 5.06.Bad Actor.

(a)Mark Silber is not guilty of, has not engaged in or is not subject to any of the “bad actor” disqualification criteria of Rule 506(b) of the Securities Act of 1933, as amended. Mark Silber has conducted a factual inquiry into whether any disqualifications exist, and has used care deemed reasonable under all of the circumstances in connection with such inquiry.

(b) Mark Silber has not been convicted or entered into a pretrial diversion or similar program for a crime involving dishonesty, breach of trust, or money laundering, which would prohibit him from participating in the affairs of an FDIC-insured depository institution without the written consent from the FDIC.

(c) Mark Silber have not been involved in any regulatory application notice or filings which were denied, disapproved, withdrawn, or otherwise returned without favorable action by a federal or state regulatory authority or a self-regulatory organization.  Neither Mark Silber nor any depository institution or depository institution holding company with which he is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder is or was subject to any supervisory agreement, enforcement action, civil money penalty, prohibition or removal order, or other supervisory or administrative action taken or imposed by any federal or state regulatory authority or other governmental entity. No depository institution with which Mark Silber was a director, officer, organizer, partner, trustee or 10% or larger stockholder was (i) placed into conservatorship or receivership or otherwise failed, (ii) received financial assistance from a federal agency or instrumentality or (iii) merged with or been acquired by an institution that received financial assistance from a federal agency or instrumentality in connection with the transaction.

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(d) Neither Mark Silber nor any company or depository institution with which he is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder is or was involved in any criminal or civil lawsuit, formal or informal investigation, examination, or administrative proceeding that may result in, or resulted in, any penalty (including, but not limited to, any sanction, fine, order to pay damages, loss of right or benefit, forfeiture of property interest, suspension, removal, disbarment, or revocation of license), agreement (including a deferred prosecution agreement, consent order, written agreement or memorandum of understanding, undertaking, consent, judgment, or order) imposed by or entered into with any (i) federal, state or foreign court, (ii) any department, agency, or commission of the United States government, (iii) any state, municipal, or foreign governmental entity, or (iv) any self-regulatory organization.

(e) Neither Mark Silber nor any company or depository institution with which he is or was a director, officer, organizer, partner, trustee or 10% or larger stockholder has ever been arrested for, charged with, indicted for, or convicted of, or ever pleaded nolo contendere to, any criminal matter (including, but not limited to, driving under the influence, reckless driving, and disorderly conduct).

Section 5.07.Consents. No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by Mark Silber in connection with the execution, delivery or performance by Mark Silber of this Agreement or to consummate the transactions contemplated by this Agreement, except for filings of applications or notices with, and consents, approvals or waivers by the FRB, the OCC and the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation. Neither the FRB nor the OCC has informed Mark Silber of any specific reason, and Mark Silber has no knowledge of any specific fact or circumstance, relating to him that would reasonably be expected to result in Mark Silber’s failure to obtain the required Regulatory Approvals.

Section 5.08.Information Supplied. The information relating to Mark Silber to be contained in the Proxy Statement for Company Meeting, or in any other document filed with a Governmental Authority in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

Section 5.09.No Other Representations and Warranties. Except for the representations and warranties made by Mark Silber in this Article 5, neither Mark Silber nor any other Person makes any express or implied representation or warranty with respect to Mark Silber, or his businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Mark Silber hereby disclaims any such other representations or warranties.

Article 6.   COVENANTS

Section 6.01.Covenants of Company. During the period from the date of this Agreement and continuing until the Effective Time, except (i) as set forth in Company Disclosure Schedule 6.01, (ii) as expressly contemplated or permitted by this Agreement or as required by applicable Law or any Governmental Authority, or (iii) with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), Company (1) shall carry on its business, including the business of each of its Subsidiaries, only in the Ordinary Course of Business, and in

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compliance in all material respects with all applicable Laws (2) shall, in respect of loan loss provisioning, portfolio management, compensation and other expense management and other operations which might impact Company’s equity capital, operate only in all material respects in the Ordinary Course of Business and (3) will use commercially reasonable efforts to (i) preserve intact its business organizations and assets, (ii) keep available to itself and, after the Effective Time, Buyer the present services of the current officers and employees of Company and its Subsidiaries, (iii) preserve for itself and, after the Effective Time, Buyer the goodwill of its customers, employees, lessors and others with whom business relationships exist, and (iv) continue diligent collection efforts with respect to any delinquent loans. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (i) as set forth in Company Disclosure Schedule 6.01, (ii) as expressly contemplated or permitted by this Agreement or as required by applicable Law or any Governmental Authority, or (iii) with the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not and shall not permit its Subsidiaries to:

(a)Stock. (i) Issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any award or grant under the Company Stock Plan or otherwise, or any other securities of Company or its Subsidiaries (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as expressly permitted by this Agreement, accelerate the vesting of any existing Rights, or (iii) directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of its stock or any of its Rights issued and outstanding prior to the Effective Time.

(b)Dividends; Other Distributions. Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for payments from Bank to Company.

(c)Compensation; Employment Arrangements. Except as set forth on Company Disclosure Schedule 6.01(c), enter into, establish, adopt, amend, terminate or renew any Company Benefit Plan, or grant any salary, wage or fee increase, increase any employee benefit or grant or pay any incentive or bonus payments, adopt or enter into any collective bargaining agreement or any other similar agreement with any labor organization, group or association, accelerate any rights or benefits under any Company Benefit Plan or hire or terminate (other than for cause) any employee or other service provider with annual base salary, anticipated service fees or wages that is reasonably anticipated to exceed $100,000, except consistent with past practices (i) normal increases in base salary to non-officer employees in the Ordinary Course of Business and pursuant to policies currently in effect, (ii) as may be required by Law, and (iii) to satisfy contractual obligations under the terms of Company Benefit Plans as of the date hereof.

(d)Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof and set forth in Company Disclosure Schedule 6.01(d), pay, loan or advance any material amount to, or sell, transfer or lease any material properties or assets to, or buy, acquire, or lease any material properties or assets from, or enter into any

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agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business or other than part of the terms of such persons’ employment or service as a director with Company or any of its Subsidiaries and other than deposits held by Bank in the Ordinary Course of Business or Loans approved in accordance with Regulation O.

(e)Dispositions and Acquisitions. Except in the Ordinary Course of Business or as provided by this Agreement, (i) sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to Company or any of its Subsidiaries or (ii) acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits or properties of any other entity or Person with a value or purchase price in the aggregate in excess of $50,000.

(f)Capital Expenditures. Except in the Ordinary Course of Business, make any capital expenditures in amounts exceeding $50,000 individually, or $100,000 in the aggregate.

(g)Governing Documents. Amend or propose to amend (i) Company’s Articles of Incorporation or Bylaws or any equivalent documents of Company’s Subsidiaries, or (ii) any resolution or agreement concerning indemnification of Company’s or any Company Subsidiary’s directors or officers.

(h)Accounting Methods. Revalue any of Company’s or its Subsidiaries’ assets or implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable regulatory accounting requirements.

(i)Contracts. Enter into, amend, modify, terminate, extend, or waive any material provision of, any Company Material Contract, Lease, or Insurance Policy, or make any change in any instrument or agreement governing the terms of any of its securities, or enter into any contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement.

(j)Banking Operations. (i) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation, guidance or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; (iv) make any changes in the mix, rates, terms or maturities of Bank’s deposits or other liabilities, except in a manner and pursuant to policies in the Ordinary Course of Business and competitive factors in the market place; (v) open any new branch or deposit taking facility; or close, relocate or materially renovate any existing branch or facility; or (vi) other than purchases of investment securities in the Ordinary Course of Business, restructure or change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

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(k)Indebtedness. (i) Incur, modify, extend or renegotiate any indebtedness of Company or Bank, (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (other than creation of deposit liabilities, purchases of federal funds, FHLB borrowings and sales of certificates of deposit, which are in each case in the Ordinary Course of Business), (iii) cancel, release or assign any indebtedness of any Person or any claims against any Person, except pursuant to Contracts in force as of the date of this Agreement and disclosed in Company Disclosure Schedule 6.01(k)(iii) or in the Ordinary Course of Business, or waive any right of substantial value or discharge or satisfy any material noncurrent liability.

(l)Compliance with Agreements. Commit any act or omission which constitutes a breach or default by Company or any of its Subsidiaries under any agreement with any Governmental Authority or under any Company Material Contract or that could reasonably be expected to result in one of the conditions set forth in Article 7 not being satisfied on the Closing Date.

(m)Adverse Actions. Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) result in any of the conditions to the Merger set forth in Article 7 not being satisfied, except as may be required by applicable Law, or (ii) prevent, delay or impair Company’s ability to consummate the Merger or the transactions contemplated by this Agreement.

(n)Restructure. Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.

(o)Investments. Other than in the Ordinary Course of Business, make any investment (either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any other Person.

(p)Intellectual Property. Transfer, agree to transfer or grant, or agree to grant, a license to, any of its material Intellectual Property.

(q)Litigation. Commence, settle or agree to settle any litigation claims, actions or proceedings, except in the Ordinary Course of Business that (i) involves only the payment of money damages not in excess of $50,000 individually or $200,000 in the aggregate, (ii) does not involve the imposition of any equitable relief on, or the admission of wrongdoing by, Company or the applicable Subsidiary thereof and (iii) would not create precedent for claims that are reasonably likely to be material to Company or any of its Subsidiaries, or, after the Closing, Buyer or any of its Subsidiaries.

(r)Taxes. (i) Amend any income Tax Return; (ii) settle or compromise any income Tax liability claim or assessment; (iii) make, change or revoke any material Tax election or change any method of Tax accounting; (iv) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law); (v) surrender any claim for a refund of Taxes; or (vi) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of Taxes.

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(s)Tax Year. Change its fiscal or Tax year.

(t)Extensions of Credit. Make any extension of credit that, when added to all other extensions of credit to a borrower and its Affiliates, would exceed its applicable regulatory lending limits; make any Loans, or enter into any commitments to make Loans, which vary other than in immaterial respects from its written Loan policies, a true and correct copy of which policies has been provided to Buyer; provided, that this covenant shall not prohibit Bank from extending or renewing credit or Loans in the Ordinary Course of Business or in connection with the workout or renegotiation of Loans currently in its Loan portfolio; provided, further, that from the date hereof, any new individual Loan or new extension of credit in excess of $150,000 and which is unsecured, or $1,500,000 and which is secured, shall require at least two (2) Business Days’ written notice (including a copy of the related loan package) to the chief executive officer of Buyer prior to issuing a loan commitment, after which time, consent of Buyer shall be assumed to be provided.

(u)Loan Portfolio. (i) Charge off (except as may otherwise be required by Law or by regulatory authorities or by GAAP) or sell (except in the Ordinary Course of Business) any of its portfolio of Loans, except as provided by this Agreement, or (ii) sell any asset held as OREO or other foreclosed assets for an amount less than its book value, except that this provision shall not be applicable to resolving the taking of any real estate by any Governmental Authority by eminent domain proceedings or litigation.

(v)Insurance. Terminate or allow to be terminated any of the policies of insurance it maintains on its business or property other than in connection with the renewal of such policies on their present terms.

(w)Encumbrance of Any Asset. Encumber any asset having a book value in excess of $10,000 except in the Ordinary Course of Business for reasonable and adequate consideration.

(x)Commitments. Agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.01.

Section 6.02.Covenants of Buyer, Merger Sub and Mark Silber. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or required by applicable Law, without the prior written consent of Company (such consent not to be unreasonably withheld or delayed), none of Buyer, Merger Sub or Mark Silber will, and will cause each of its Subsidiaries not to:

(a)Take any action or fail to take any action not contemplated by this Agreement that is intended or reasonably likely to prevent, delay or impair Buyer’s or Merger Sub’s ability to consummate the Merger or the transactions contemplated by this Agreement; or

(b)Agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.02.

Section 6.03.Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties to the Agreement agrees to use commercially reasonable efforts

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in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article 7 hereof, and shall cooperate fully with the other parties hereto to that end; provided this section will not require Buyer or Merger Sub to agree to, or take, any action that will reasonable result in a Burdensome Condition.

Section 6.04.Company Shareholder Approval.

(a)Following the execution of this Agreement, Company shall take, in accordance with applicable Law and the Articles of Incorporation and Bylaws of Company, all action necessary to convene an annual or special meeting of its shareholders as soon as reasonably practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby, including the Merger (including any adjournment or postponement thereof, the “Company Meeting”). Subject to Section 6.08 and the last sentence of this Section 6.04(a), Company shall use its reasonable best efforts to obtain the Requisite Company Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, including preparing and filing a proxy statement with the Securities and Exchange Commission to be used to solicit votes for the Company Meeting (the “Proxy Statement”) and shall ensure that the Company Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Company in connection with the Company Meeting are solicited in compliance with the MGCL, the Articles of Incorporation and Bylaws of Company and all other applicable legal requirements. In connection with the Company Meeting, the Company shall prepare and distribute to all participants in the Sunnyside Federal Savings and Loan Association of Irvington Employee Stock Ownership Plan (the “ESOP”) maintained by Bank materials for the purpose of permitting the ESOP participants to direct the manner in which the shares of Company stock allocated to their accounts in the ESOP are to be voted. Except with the prior approval of Buyer or matters of a type routinely included in Company’s annual meeting, no other matters other than those provided for herein shall be submitted for the approval of Company shareholders at the Company Meeting. If the Company Board changes the Company Recommendation in accordance with Section 6.08, Company shall not be required to use its reasonable best efforts to solicit shareholders to approve this Agreement and the transactions contemplated hereby (including the Merger) or to use its reasonable best efforts to obtain the Requisite Company Shareholder Approval to consummate the Merger.

(b)Except to the extent provided otherwise in Section 6.08, the Company Board shall at all times prior to and during the Company Meeting recommend approval by the shareholders of Company of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by Company’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Company Recommendation”) and shall not make a Company Subsequent Determination and the Proxy Statement provided to Company Shareholders shall include the Company Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite Company Shareholder Approval, Company will not adjourn or postpone the Company Meeting. Company shall keep Buyer updated with respect to the proxy solicitation results in connection with the Company Meeting as reasonably requested by Buyer.

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(c)Company shall adjourn or postpone the Company Meeting, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Shareholder Approval. Company shall only be required to adjourn or postpone the Company Meeting one (1) time pursuant to the first sentence of this Section 6.04(c).

(d)Nothing contained in this Section 6.04 shall prohibit Company or the Company Board from complying with Company’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that this Section 6.04(d) shall not be deemed to permit the Company to make a Company Subsequent Determination except, in each case, to the extent expressly permitted by Section 6.08(e).

Section 6.05.Regulatory Filings; Consents.

(a)Each of Buyer and Company and their respective Subsidiaries shall cooperate and use their commercially reasonable efforts (i) to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, including without limitation, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein (provided, however, that the Company’s obligation to participate in such Regulatory Approvals shall be non-financial), (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, that, notwithstanding anything to the contrary contained herein, in no event shall Buyer be required to agree to any prohibition, limitation, or other requirement, or take any action or omit to take any action, which is not set forth in existing law, regulation or written policy of the FDIC, the FRB or the OCC that would (a) prohibit or limit the ownership or operation by Buyer or any of its Subsidiaries, of all or any material portion of the business or assets of Company or any of its Subsidiaries, (b) compel Buyer or any of its Subsidiaries to dispose of all or any material portion of the business or assets of Company or any of its Subsidiaries, or (c) otherwise be reasonably likely, individually or in the aggregate, to result in restrictions on the operation of the Company by Buyer in such a way that results in a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole and giving effect to the Merger (measured on a scale relative to Company and its Subsidiaries taken as a whole) (together, the “Burdensome Conditions”). Without limiting the generality of the foregoing, as soon as practicable and in no event later than forty-five (45) days after the date of this Agreement, Buyer and Company shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required in order to obtain the Regulatory Approvals and other Governmental Authority consents and approvals required to consummate the Merger. Subject to applicable Laws, (A) Buyer and Company will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers, shareholders, Affiliates and potential investors and such other matters as may be necessary or advisable in connection with any application, or petition made by or on behalf of Buyer or Company or their respective Subsidiaries to any Governmental

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Authority in connection with the transactions contemplated by this Agreement, (B) each party hereto shall have the right to receive in advance and review a copy of the non-confidential portion of any filing to be made in connection with the transactions contemplated by this Agreement with any Governmental Authority (including all non-confidential supplements to such filings and all responses to requests for additional information and replies to comments prior to being filed with, or sent to, a Governmental Authority), and (C) Buyer and Company will notify the other promptly and shall promptly apprise the other of the substance of any communication from any Governmental Authority received by it (and provide copies of any written materials received from or sent to any Governmental Authority) with respect to the regulatory applications filed solely in connection with the transactions contemplated by this Agreement (and its response thereto); provided, that in no event shall either party be obligated to provide or otherwise disclose to the other party confidential information regarding it or any Affiliates or any pending merger transaction, other than the Merger. Each party hereto shall provide the other party with the opportunity to participate in meetings or substantive telephone discussions that it or its representatives may from time to time have with any Governmental Authority with respect to the transactions contemplated thereby.

(b)Company will use its commercially reasonable efforts, and Buyer shall reasonably cooperate with Company at Company’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on Company Disclosure Schedule 3.13(c); provided that neither Company nor any of its Subsidiaries will be required to make any payment to or grant any concessions to any third party in connection therewith (and shall not make any such payment or grant any such concession without the prior written consent of Buyer). Each party will, to the extent permitted by applicable Law, notify the other party promptly and shall promptly furnish the other party with copies of notices or other communications received by such party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such party, its Subsidiaries or its representatives). Company will reasonably consult with Buyer and its representatives so as to permit Company and Buyer and their respective representatives to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.

Section 6.06.Publicity. Buyer and Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably delayed or withheld; provided, however, that either party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release, make any required filing or make such public statements as may be required by Law.

Section 6.07.Access; Current Information.

(a)Subject to Section 6.07(e) and the COVID-19 precautions, upon reasonable notice and subject to applicable Laws, each of Buyer and Company, for the purposes of verifying the representations and warranties of the other party and preparing for the Merger and the other matters contemplated by this Agreement, agrees to afford to the other party and its officers,

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employees, counsel, accountants and other authorized representatives such access during normal business hours and from time to time throughout the period prior to the Effective Time to its and its Subsidiaries’ books, records (including, without limitation, Tax Returns and, subject to the consent of the independent auditors, work papers of independent auditors), information technology systems, properties and personnel and to such other information relating to them as such party may reasonably request and shall use commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and its privacy policy.

(b)As soon as reasonably practicable after they become available, to the extent permitted by applicable Law, Company will furnish to Buyer copies of the board packages distributed to Company’s Board or the board of directors of its subsidiary bank, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to its Board or any committee thereof relating to its financial performance and risk management.

(c)During the period from the date of this Agreement to the Effective Time, Company will cause one or more of its designated representatives to confer on a regular basis with representatives of Buyer and to report the general status of the ongoing operations of Company and its Subsidiaries. Without limiting the foregoing, Company agrees to provide to Buyer, to the extent permitted by applicable Law, a copy of each report filed by it or any of its Subsidiaries with a Governmental Authority reasonably promptly following the filing thereof. During the period from the date of this Agreement to the Effective Time, each party will promptly supplement or amend its Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in its Disclosure Schedule or which is necessary to correct any information in its Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to its Disclosure Schedule shall be deemed to be an admission by Company that such Company Disclosure Schedule was materially inaccurate prior to such supplement or amendment or that such supplement or amendment constitutes a material change.

(d)No investigation by a party or its representatives, or updating of any Disclosure Schedule, shall be deemed to modify or waive any representation, warranty, covenant or agreement of any party or its subsidiary bank set forth in this Agreement, or the conditions to the respective obligations of Buyer and Company to consummate the transactions contemplated hereby. Any investigation pursuant to this Section 6.07 shall be conducted in such manner as not to interfere unreasonably with the conduct of business of the other party or any of its Subsidiaries. The Company and Buyer will not, and will cause its respective representatives not to, use any information and documents obtained in the course of the consideration of the consummation of the transactions contemplated by this Agreement, including any information obtained pursuant to this Section 6.07, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and will hold such information and documents in confidence and treat such information and documents as secret and confidential and to use all reasonable efforts to safeguard the confidentiality of such information and documents.

(e)Notwithstanding anything in this Section 6.07 to the contrary, no party shall be required to provide the other with any documents (including board minutes) that disclose confidential discussions, evaluations or information relating to this Agreement or the transactions

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contemplated hereby (including any third party proposals received prior to or following the date hereof), any confidential supervisory information or any other matter that may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in its waiver of attorney-client privilege. In the event any of the restrictions in this Section 6.07(e) shall apply, each party shall use commercially reasonable efforts to obtain such consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), and the parties will use commercially reasonable efforts to make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.

Section 6.08.No Solicitation by Company; Superior Proposals.

(a)Subject to Section 6.08(b), Company shall not, and shall cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, Affiliates or other agents of Company or any of Company’s Subsidiaries (collectively, the “Company Representatives”) to, directly or indirectly: (i) initiate, solicit, knowingly induce or encourage, or knowingly take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations with any Person (other than, for the avoidance of doubt, the officers, directors, employees and advisors or Buyer) regarding any Acquisition Proposal (other than to notify such Person of the existence of the provisions of Section 6.08) or furnish, or otherwise afford access, to any Person (other than, for the avoidance of doubt, the officers, directors, employees and advisors or Buyer) any non-public information or data with respect to Company or any of its Subsidiaries in connection with an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to use its reasonable best efforts to enforce any confidentiality agreement or standstill agreement to which Company is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company Representatives, whether or not such Company Representative is so authorized and whether or not such Company Representative is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Agreement by Company. Company and its Subsidiaries shall, and shall cause each of the Company Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal. Company shall use its reasonable best efforts, subject to applicable Law, to, within ten (10) Business Days after the date hereof, request and confirm the return or destruction of any confidential information provided to any Person (other than Buyer and its Affiliates and its and their representatives) pursuant to any existing confidentiality, standstill or similar agreements to which it or any of its Subsidiaries is a party relating to an Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.

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For purposes of this Agreement, “Acquisition Transaction” shall mean: (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Company or Bank that, in any such case, results in any Person (or, in the case of a direct merger between such third party and Company, Bank or any other Subsidiary of Company, the shareholders of such third party) acquiring 20% or more of any class of equity of Company or Bank; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, 20% or more of the consolidated assets of Company or Bank; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of Company or Bank; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of Company or Bank; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (i) that if consummated would result in a third party (or, in the case of a direct merger between such third party and Company, Bank or any other Subsidiary of Company, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding shares of Company Common Stock or more than 50% of the assets of Company and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that Company Board reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the Person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by Buyer in response to such Acquisition Proposal, as contemplated by paragraph (c) of this Section 6.08, and all financial, legal, regulatory and other aspects of such Acquisition Proposal, including all conditions contained therein and the Person making such proposal, is more favorable to the shareholders of Company from a financial point of view than the Merger and the other transactions contemplated by this Agreement.

(b)Notwithstanding Section 6.08(a) or any other provision of this Agreement, prior to the date of the Company Meeting, if, but only if, (A) Company has after the date of this Agreement received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.08, (B) the Company Board reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (1) such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (2) the failure to take such actions would reasonably be expected to violate its fiduciary duties under applicable Law, and (C) prior to furnishing or affording access to any information or data with respect to Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, Company receives from the Person making such Acquisition Proposal an Acceptable Confidentiality Agreement (it being understood that nothing therein shall have the effect of a standstill provision), Company may take the actions described in clause (ii) of Section 6.08(a) solely with respect to such Acquisition Proposal. Company shall promptly provide to Buyer any non-public information regarding Company or its Subsidiaries provided to any other

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Person which was not previously provided to Buyer, such additional information to be provided no later than the date of provision of such information to such other party.

(c)Company shall promptly (and in any event within twenty-four (24) hours orally) and within two (2) calendar days notify Buyer in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Company or the Company Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials including e-mails or other electronic communications. Company agrees that it shall keep Buyer informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d)Subject to Section 6.08(e), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, change, qualify, amend or modify, or publicly propose to withdraw, change, qualify, amend or modify, in a manner adverse in any respect to the interest of Buyer, in connection with the transactions contemplated by this Agreement (including the Merger), or take any other action or make any other public statement inconsistent with, the Company Recommendation, fail to reaffirm the Company Recommendation within five (5) Business Days following a request by Buyer, or make any public statement, filing or release inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation); or (ii) approve, recommend or endorse, or publicly propose to approve, recommend or endorse, any Acquisition Proposal; (iii) submit this Agreement to Company’s shareholders for approval without recommendation; (each of (i), (ii) or (iii) a “Company Subsequent Determination”); or (iv) enter into (or cause Company or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than an Acceptable Confidentiality Agreement entered into in accordance with the provisions of Section 6.08(b)) or (B) requiring Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e)Notwithstanding Section 6.04 and Section 6.08(d), prior to the date of the Company Meeting, the Company Board may make a Company Subsequent Determination (although the Company Subsequent Determination will have no effect on any previously adopted resolutions of the Company Board except as expressly permitted by this paragraph) and/or terminate this Agreement pursuant to Section 8.01(h) after the fifth (5th) Business Day following Buyer’s receipt of a notice (the “Notice of Superior Proposal”) from Company advising Buyer that the Company Board has determined reasonably and in good faith, after consultation with and considering the advice of its outside legal counsel and its financial advisor, that a bona fide unsolicited written Acquisition Proposal that it received after the date of this Agreement (that did not result from a breach of this Section 6.08) constitutes a Superior Proposal if, but only if, (i) the Company Board has determined reasonably and in good faith, after consultation with and having considered the advice of outside legal counsel, that because of the existence of such Superior

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Proposal the failure to take such actions would be reasonably likely to violate its fiduciary duties under applicable Law (it being understood that the initial determination under this clause (i) will not be considered a Company Subsequent Determination), (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by Buyer (the “Notice Period”), Company and the Company Board shall have cooperated and negotiated in good faith with Buyer to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Company to proceed with the Company Recommendation without a Company Subsequent Determination; provided, however, that Buyer shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement, and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms, if any, as may have been proposed by Buyer since its receipt of such Notice of Superior Proposal, the Company Board has again reasonably and in good faith, after consultation with and considering the advice of its outside legal counsel and its financial advisor, made the determination (A) in clause (i) of this Section 6.08(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, Company shall be required to deliver a new Notice of Superior Proposal to Buyer and again comply with the requirements of this Section 6.08(e), except that the Notice Period shall be reduced to three (3) Business Days. Any Notice of Superior Proposal shall include a reasonably detailed description of the Acquisition Proposal subject thereto, including the latest material terms and conditions and the identity of the third party in such Acquisition Proposal (including an unredacted copy of all proposed agreements and other documents with respect to such Acquisition Proposal) or any amendment or supplement thereto.

Section 6.09.Indemnification.

(a)For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 6.09(b), Buyer and its Subsidiaries shall indemnify and hold harmless the present and former directors and officers of Company and Bank and any person who becomes a director or office of Company or Bank before the Effective Time (the “Indemnified Parties”), against all costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages, liabilities or amounts that are paid in settlement (which settlement shall require the prior written consent of Buyer, which shall not be unreasonably withheld) incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of actions or omissions of such persons in the course of performing their duties for Company or Bank occurring at or before the Effective Time (including the transactions contemplated by this Agreement) (each a “Claim”), to the fullest extent as such persons have the right to be indemnified pursuant to the Articles of Incorporation and Bylaws of Company in effect on the date of this Agreement and applicable Law and in connection with any such Claim promptly advance expenses from time to time as incurred, to the fullest extent as such persons have the right to expense advancement pursuant to the Articles of Incorporation and Bylaws of Company in effect on the date of this Agreement and applicable Law, provided, the person to whom expenses are advanced provides a reasonable and customary undertaking to repay such advances, if it is ultimately determined that such person is not entitled to indemnification.

(b)Any Indemnified Party wishing to claim indemnification under this Section 6.09 shall promptly notify Buyer upon learning of any Claim, provided that, failure to so notify

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shall not affect the obligation of Buyer under this Section 6.09, unless, and only to the extent that, Buyer is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) (A) Buyer shall have the right to assume the defense thereof and Buyer shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, unless Buyer elects not to assume such defense or such Indemnified Party is advised in writing by counsel that the defense of such Indemnified Party by Buyer would create an actual or potential conflict of interest (in which case, Buyer shall not be obligated to reimburse or indemnify any Indemnified Party for the expenses of more than one such separate counsel for all Indemnified Parties, in addition to one local counsel in the jurisdiction where defense of any Claim has been or is to be asserted), and (B) the Indemnified Parties will cooperate in the defense of any such matter, (ii) (x) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed) and (y) Buyer shall not settle any Claim without such Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed) unless in the case of this clause (y) such settlement does not provide for any additional monetary or equitable relief against the Indemnified Party and contains an unconditional release of such Indemnified Party for the matters to which such settlement relates and (iii) Buyer shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws. All rights to indemnification in respect of any Claim asserted or made prior to the period ending six (6) years after the Effective Time shall continue until the final disposition of such Claim.

(c)For a period of six (6) years following the Effective Time, Buyer will maintain director’s and officer’s liability insurance that serves to reimburse the present and former officers and directors of Company or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from acts and omissions occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverages and amounts.

(d)If Buyer or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of Buyer and its Subsidiaries shall assume the obligations set forth in this Section 6.09.

(e)These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Party. After the Effective Time, the obligations of Buyer and Mark Silber under this Section 6.09 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party unless the affected Indemnified Party shall have consented in writing to such termination or modification.

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(f)Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.09 is not prior to or in substitution for any such claims under such policies.

Section 6.10Employees; Benefit Plans.

(a)Company and Bank agree, upon Buyer’s reasonable request, to facilitate discussions between Buyer and Company Employees a reasonable time in advance of the Closing Date regarding employment, consulting or other arrangements to be effective prior to or following the Effective Time. Prior to the Effective Time, any interaction between Buyer and Company Employees shall be coordinated with Company or Bank. Buyer shall honor the Company Benefit Plans in accordance with the terms of such Company Benefit Plans, except to the extent an alternative treatment is set forth in Section 6.10 of this Agreement.

(b)As of the Business Day prior to the Closing Date, if Buyer directs Company not later than ten (10) days prior to the Closing Date, Company shall take all action required to (i) cause any Company Benefit Plan that has liabilities in respect of its participants to be fully funded to the extent required under applicable Law, except the Buyer must give the Company adequate notice to terminate any plan subject to Title IV of ERISA or Section 412 of the Code and it is understood that such notice may be required more than ten (10) days prior to the Closing Date, (ii) terminate or merge any Company Benefit Plan, and (iii) Buyer acknowledges that any request made pursuant to this Section 6.10(b) will not impact or otherwise increase or decrease the calculation of the Merger Consideration. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of the first sentence of this Section 6.10(b) shall be subject to Buyer’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed, and if Buyer does not respond to such request within five (5) Business Days, such request will be deemed approved.

(c)Buyer acknowledges that it does not currently maintain any Buyer Benefit Plans that are comparable to any Company Benefit Plan and that Buyer will not terminate, or request to terminate, any Company Benefit Plan unless there is a comparable Buyer Benefit Plan of general applicability (a “Buyer Benefit Plan”). Company Employees who are retained by Buyer (“Continuing Employees”) shall continue to participate in Company Benefit Plans until such time as Buyer, at Buyer’s sole discretion, implements a new comparable Buyer Benefit Plan. To the extent allowable under any Buyer Benefit Plans in which Company Employees participate, Company Employees shall be given credit for prior service or employment with Company or Bank (as well as service with any predecessor employer) for purposes of eligibility for and vesting of all benefits under such plans and for purposes of accruals or levels of severance, vacation pay, paid time off or similar benefits; provided that the foregoing shall not apply to the extent that it would result in any duplication of benefits. Notwithstanding the foregoing, Buyer may amend or terminate any Buyer Benefit Plan at any time in its sole discretion.

(d)Buyer shall cause Buyer Benefit Plans in which Company Employees participate to (i) waive any pre-existing condition limitations, (ii) provide full credit under such plans for any deductible incurred by the employees and their beneficiaries under an analogous

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Company Benefit Plan during the portion of the calendar year prior to such participation, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous Company Benefit Plan.

(e)Buyer intends to retain all Company Employees other than Timothy D. Sullivan, who has indicated that he intends to resign as of the Effective Time.  Such Company Employees will be offered substantially similar salaries and job responsibilities as they have currently.  Buyer also intends to offer new employment contracts to (i) Gerardina Mirtuono as President and Chief Operating Officer and (ii) Edward J. Lipkus as Chief Financial Officer, forms of which are included in Buyer Disclosure Schedule 6.10(e).  Each full-time employee of Company or Bank, other than an employee who is a party to an employment agreement, change in control agreement or other separation agreement that provides a benefit on a termination of employment, who is terminated by Buyer or its Subsidiaries (other than for cause) or who voluntarily terminates employment due to a material reduction in compensation or benefits within six (6) months following the Effective Time shall receive a lump sum severance payment from Buyer in accordance with Company Disclosure Schedule 6.10(e); provided that such employee enters into a release of claims for the benefit of Company and Buyer and their Subsidiaries and Affiliates in a form satisfactory to Buyer.

(f)Nothing in this Section 6.10, expressed or implied, is intended to confer upon any other Person (including any Company Employee) any rights or remedies of any nature whatsoever. Without limiting the foregoing, no provision of this Section 6.10 will create any third-party beneficiary rights in any current or former employee, director or consultant of Company or its Subsidiaries or ERISA Affiliates, any beneficiary or dependent thereof, or any collective bargaining representative thereof, in respect of continued employment (or resumed employment), compensation, terms and conditions of employment and/or benefits or any other matter. Nothing in this Section 6.10, expressed or implied, unless otherwise agreed to by Buyer, is intended (i) to amend any Company Benefit Plan or any Buyer Benefit Plan, (ii) interfere with Buyer’s right from and after the Closing Date to amend or terminate any Company Benefit Plan that is not terminated prior to the Effective Time or Buyer Benefit Plan (iii) require Buyer to establish or maintain any employee benefit plan, (iv) interfere with Buyer’s right from and after the Effective Time to terminate the employment of or provision of services by any director, employee, independent contractor or consultant or (v) interfere with Buyer’s right from and after the Effective Time to change, terminate or add to the terms and conditions of employment or provisions of services by any director, employee, independent contractor or consultant.

(g)Buyer shall honor all obligations under the employment or change in control agreements as set forth in Company Disclosure Schedule 6.10(g), except to the extent any such agreement is superseded or terminated as of, or following, the Effective Time. Concurrently with the execution of this Agreement, Company shall obtain from Timothy D. Sullivan, Gerardina Mirtuono and Edward Lipkus, in the forms included in Company Disclosure Schedule 6.10(g), a settlement agreement (a “Settlement Agreement”) to accept in full settlement of his or her rights under their respective employment agreements the amounts and benefits determined under his or her Settlement Agreement (the aggregate amounts of such payments to be specified in Company

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Disclosure Schedule 6.10(g)) and pay such amounts to such individuals who are employed at the Effective Time pursuant to the terms of each Settlement Agreement.

(h)The Company and the Bank shall take or cause to be taken all such actions as may be necessary to effect the actions set forth below relating to the Company ESOP prior to or simultaneous with the Closing, as applicable. Effective at least five (5) business days before the Closing, the Company ESOP shall be terminated (the “ESOP Termination Date”). No new participants shall be admitted on or after the ESOP Termination Date and all existing ESOP participants’ accounts shall become fully vested and 100% non-forfeitable. The Bank shall direct the Company ESOP trustee to remit a sufficient number of the shares of Company Common Stock allocated to the suspense account pursuant to the Company ESOP (the “Suspense Shares”) back to the Company to repay the outstanding ESOP loan in full, with each remitted share to be valued equal to the closing price of Company Common Stock on the day immediately prior to the ESOP Termination Date. All remaining shares of Company Common Stock held by the Company ESOP as of the Effective Time shall be exchanged for the Merger Consideration as elected by the Company ESOP trustee. After repayment of the outstanding ESOP loan and the exchange of the shares of Company Common Stock for the Merger Consideration, the Merger Consideration received upon conversion of the remaining Suspense Shares shall be deemed to be earnings and shall be allocated as earnings to the accounts of the Company ESOP participants who are employed as of the ESOP Termination Date based on their account balances under the Company ESOP as of the ESOP Termination Date and distributed to Company ESOP participants after the receipt of a favorable determination letter from the IRS. No benefit distributions shall be made from the Company ESOP without the prior written consent of Buyer before the IRS issues a favorable determination letter with respect to the tax-qualified status of the Company ESOP on termination unless permitted pursuant to the terms of the ESOP or applicable law. Prior to the Effective Time, Company shall take all such actions as are necessary (determined in consultation with the Buyer) to submit the application for favorable determination letter in advance of the Closing, and following the Closing, Buyer shall use its best efforts in good faith to obtain such favorable determination letter as promptly as possible (including, but not limited to, making such changes to the Company ESOP as may be required by the IRS as a condition to its issuance of a favorable determination letter). The Company, Bank, and following the Effective Time, Buyer, will adopt such amendments to the Company ESOP to effect the provisions of this Section 6.10(h). Promptly following the receipt of a favorable determination letter from the IRS regarding the qualified status of the Company ESOP upon its termination, the account balances in the Company ESOP shall either be distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct.

Section 6.11Notification of Certain Changes. Buyer and Company shall promptly advise the other party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect on such party or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein, which reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 7 to be satisfied on the Closing Date, provided, that any failure to give notice in accordance with the foregoing with respect to any change or event shall not be deemed to constitute a violation of this Section 6.11, or otherwise constitute a breach of this Agreement by the party failing to give such notice,

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in each case unless the underlying change or event would independently result in a failure of any of the conditions set forth in Section 7.02 or Section 7.03 to be satisfied on the Closing Date.

Section 6.12No Control of Other Party’s Business. Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Company or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give Company, directly or indirectly, the right to control or direct the operations of Buyer or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Company and Buyer shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.

Section 6.13Certain Litigation. Each party shall promptly advise the other party orally and in writing of any actual or threatened litigation against it and/or the members of its Board related to this Agreement or the Merger and the other transactions contemplated by this Agreement. Each party shall: (i) permit the other party to review and discuss in advance, and consider in good faith its views in connection with, any proposed written or oral response to such litigation; and (ii) furnish the other party’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such litigation. Company shall consult with Buyer regarding the defense or settlement of any such litigation, shall give due consideration to Buyer’s advice with respect to such litigation and shall not settle any such litigation without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.14Director Matters. Company shall cause to be delivered to Buyer resignations of all the directors of Company and its Subsidiaries who are not Continuing Directors, such resignations to be effective as of the Effective Time.

Section 6.15Confidentiality. Prior to the execution of this Agreement and prior to the consummation of the Merger, each of Company and Buyer, and their respective Subsidiaries, Affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including but not limited to trade secrets of the disclosing party. Each party hereto agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article 6 in accordance with the terms of that certain Non-Disclosure Agreement between the parties dated April 26, 2021 (the “Confidentiality Agreement”).

Section 6.16Tax Matters.

(a)The Company’s accountant/tax preparer shall prepare and file or cause to be prepared and filed, at the expense of the Company, all Tax Returns for the Company for the periods before the Closing Date (the “Pre-Closing Tax Returns”), and all such Tax Returns shall be prepared and filed in a manner consistent with past custom and practice of the Company and any existing Tax elections in effect as of the date of Closing. The Company’s accountant/tax preparer shall provide Buyer with copies of any such Tax Returns at least fifteen (15) Business Days prior to the due date for such Pre-Closing Tax Returns and shall allow Buyer to review, comment upon and reasonably approve without undue delay any Pre-Closing Tax Return prepared pursuant to this subsection.

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(b)Each of Buyer, the Company and their respective Affiliates shall reasonably cooperate, as and to the extent reasonably requested by the other party (including by the Company’s accountant/tax preparer), in connection with the filing of Pre-Closing Tax Returns pursuant to subsection (a) and any audit, litigation or other proceeding with respect to Taxes for any taxable period beginning on or before the Closing Date. Buyer, the Company and their respective Affiliates agree (i) to retain all financial books and records with respect to Tax matters pertinent to the Company and its Affiliates relating to any taxable period beginning on or before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Authority.

Section 6.17Closing Date Share Certification. At the Closing Date, Company shall deliver to Buyer the Closing Date Share Certification.

Section 6.18Bank and Merger Sub Approval. Immediately following execution of this Agreement, Company, as the sole shareholder of Bank shall approve this Agreement (the “Bank Shareholder Approval”), and Buyer, as the sole shareholder of Merger Sub, shall approve this Agreement.

Section 6.19Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, Company and the members of the Company Board will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement.

Section 6.20Reserved.

Section 6.21Reserved.

Section 6.22Real Property Matters. Within forty-five (45) days as of the date hereof, at its option and expense, Buyer may cause to be conducted: (i) a title examination, physical survey, zoning compliance review, and structural inspection of the real property and improvements thereon that is used by any of the Company or its Subsidiaries as a banking or administrative office (collectively, the “Property Examination”); and (ii) site inspections, historic reviews, regulatory analyses, and environmental investigations and assessments of the real property used by any of the Company or its Subsidiaries as a banking or administrative office as Buyer shall deem necessary or desirable (collectively, the “Environmental Survey”). The Environmental Survey may include, but shall not be limited to: (i) Buyer’s right to perform a Phase I Environmental Site Assessment (pursuant to ASTM Standard E 1527-05) in connection with any the properties used or owned by Company or its Subsidiaries, (ii) Buyer’s right to perform or to conduct any other environmental investigations, inspections, assessments, site reconnaissance, or site visits, or environmental sampling, testing, analysis, or monitoring activities, in connection with any properties used or owned by Company or its Subsidiaries, and (iii) Buyer’s right to request and to obtain from any of the Company or its Subsidiaries any information or documents, including, but not limited to, environmental reports and regulatory agency correspondence, in any such entity’s possession or control relating to the matters described in this Section 6.22 to the extent permitted by Law. In order to perform or to conduct any such investigation(s) described in this Section 6.22 and subject to the COVID-19 Precautions, the Company and each of its Subsidiaries shall grant

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Buyer the right to gain reasonable access to any properties used or owned by such entity. Should Buyer elect to complete an Environmental Survey of any real property, it shall notify the Company or Bank before commencing the Environmental Survey and shall make reasonable efforts to coordinate the Environmental Survey with the Company and Bank.

If, in the course of the Property Examination or Environmental Survey, Buyer discovers a “Material Defect” (as defined below) with respect to the real property, Buyer shall have the option, at its sole discretion, exercisable upon written notice to the Company (“Material Defect Notice”) to: (1) waive the Material Defect; or (2) direct the Company to cure the Material Defect to Buyer’s satisfaction.

If Buyer elects to direct the Company or Bank to cure, then the Company or Bank shall have thirty (30) days from the date of the receipt of the Material Defect Notice, or such later time, which shall not be later than the Closing Date, as shall be mutually agreeable to the parties in which to cure such Material Defect to Buyer’s satisfaction. If the Company or Bank fails to cure a Material Defect to Buyer’s satisfaction within the period specified above, then Buyer may terminate this Agreement (with such termination being deemed to be a termination under Section 8.01(a)).

For purposes of this Agreement, a “Material Defect” shall consist of:

(a)the existence of any Lien (other than the Lien of real property Taxes not yet due and payable), encumbrance, zoning restriction, easement, covenant or other restriction, title imperfection or title irregularity, or the existence of any facts or conditions that constitute a material breach of the representations and warranties contained in Section 3.18 or Section 3.29, in either such case that Buyer reasonably believes could result in a Material Adverse Effect on its use of any parcel of the real property for the purpose for which it currently is used or the value or marketability of any parcel of the real property;

(b)the existence of any structural defects or conditions of disrepair in the improvements on the real property (including any equipment, fixtures or other components related thereto) that Buyer reasonably believes could result in a Material Adverse Effect on its use of any parcel of the real property for the purpose for which it currently is used or the value or marketability of any parcel of the real property and would cost more than $100,000 in the aggregate to repair, remove or correct as to all such real property; or

(c)the existence of facts or circumstances relating to any of the real property reflecting that: (1) there likely has been a discharge, disposal, release, threatened release, or emission by any Person of any Hazardous Substance on, from, under, at, or relating to the real property; or (2) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to the real property which constitutes or would constitute a violation of any Environmental Laws as to which Buyer reasonably believes, based on the advice of legal counsel or other consultants, that the Company or any of its Subsidiaries could become responsible or liable, or that Buyer could become responsible or liable, following the Closing Date, for assessment, removal, remediation, monetary damages, or civil, criminal or administrative penalties or other corrective action and in connection with which the amount of expense or liability which the Company or any of its Subsidiaries could incur, or for which Buyer could become responsible

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or liable, following the Closing Date, could equal or exceed an aggregate of $100,000 inclusive of legal fees, or more as to all such real property.

Section 6.23Financing. Buyer and Mark Silber shall use their reasonable best efforts to raise capital to ensure that its representation and warranty made in Section 4.07 of this Agreement will be true and correct as of the Closing Date. Buyer and Mark Silber agree to keep Company informed, on a current basis, on the status of its efforts to obtain the capital contemplated by this section.

Article 7.   CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.01.Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of Buyer and Company to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the parties hereto, prior to the Closing Date of each of the following conditions:

(a)Shareholder Vote. This Agreement and the transactions contemplated hereby shall have received the Requisite Company Shareholder Approval.

(b)Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger in the manner contemplated herein shall have been obtained or made and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated. No Governmental Authority shall have imposed any term, condition or restriction upon Buyer or any of its Subsidiaries that, individually or in the aggregate, is a Burdensome Condition.

(c)No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.

Section 7.02.Conditions to Obligations of Company. The obligations of Company to consummate the Merger also are subject to the fulfillment or written waiver by Company prior to the Closing Date of each of the following conditions:

(a)Representations and Warranties. The representations and warranties of Buyer and Merger Sub set forth in Section 4.07 and of Mark Silber in Section 5.05 shall be true and correct in each case as of the date of this Agreement and (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date) as of the Closing Date and the representations and warranties of Buyer and Merger Sub in Section 4.02 and Section 4.04 and of Mark Silber in Section 5.02 shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date). All other representations and warranties of Buyer,

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Merger Sub and Mark Silber set forth in this Agreement (after giving effect to any qualifications as to materiality or Material Adverse Effect set forth in such representations or warranties) will be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties as of the Closing Date shall be deemed to be so true and correct unless the failure of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would be reasonably likely to have a Material Adverse Effect on Buyer, Merger Sub or Mark Silber. Company shall have received certificates dated as of the Closing Date, signed (i) on behalf of each of Buyer and Merger Sub by their respective Chief Executive Officer or Chief Financial Officer to such effect; and (ii) by Mark Silber to such effect.

(b)Performance of Obligations of Buyer, Merger Sub and Mark Silber. Buyer, Merger Sub and Mark Silber shall have performed and complied with all of their obligations under this Agreement to be performed at or prior to the Closing Date in all material respects, and Company shall have received certificates, dated the Closing Date, signed (i) on behalf of each of Buyer and Merger Sub by their respective Chief Executive Officer or Chief Financial Officer to such effect and (ii) by Mark Silber to such effect.

(c)Payment of Merger Consideration. Buyer shall have delivered the Merger Consideration to the Exchange Agent one (1) business day prior to the Closing Date and the Exchange Agent shall provide Company with a certificate evidencing such delivery.

Section 7.03.Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Merger also are subject to the fulfillment or written waiver by Buyer prior to the Closing Date of each of the following conditions:

(a)Representations and Warranties. The representations and warranties of Company and Bank set forth in Section 3.03 and Section 3.05 shall be true and correct in each case as of the date of this Agreement and (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date) as of the Closing Date and the representations and warranties in Section 3.02 and Section 3.06 shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date). All other representations and warranties of Company and Bank set forth in this Agreement (after giving effect to any qualifications as to materiality or Material Adverse Effect set forth in such representations or warranties) will be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be so true and correct as of the Closing Date unless the failure of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or

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would be reasonably likely to have a Material Adverse Effect on Company. Buyer and Merger Sub shall have received a certificate dated as of the Closing Date, signed on behalf of Company by Company’s President and Senior Vice President to such effect.

(b)Performance of Obligations of Company. Company and Bank shall have performed and complied with all of their respective obligations under this Agreement to be performed at or prior to the Closing Date in all material respects, and Buyer and Merger Sub shall have received a certificate, dated the Closing Date, signed on behalf of Company by Company’s Chief Executive Officer or Chief Financial Officer and signed on behalf of Bank by its President to such effect.

(c)No Material Adverse Effect. Since the date of this Agreement (i) no condition, event, fact, circumstance or other occurrence has occurred which has resulted in, individually or in the aggregate, a Material Adverse Effect on Company and (ii) no condition, event, fact, circumstance or other occurrence has occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company or Bank, and Buyer and Merger Sub shall have received a certificate, dated the Closing Date, signed on behalf of Company by Company’s Chief Executive Officer or Chief Financial Officer and signed on behalf of Bank by its President to such effect.

(d)Third Party Consents. Company shall have obtained all consents, approvals, authorizations, clearances, exemptions, waivers, or similar affirmations required by any Person pursuant to any contract, agreement, arrangement, commitment, understanding, Law, order, or permit as a result of the transactions contemplated by this Agreement pursuant to the contracts set forth in Company Disclosure Schedule 3.13.

Article 8.   TERMINATION

Section 8.01.Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a)Mutual Consent. At any time prior to the Effective Time, by the mutual consent, in writing, of Buyer and Company if the board of directors of Buyer and the Company Board each so determines by vote of a majority of the members of its entire board.

(b)No Regulatory Approval. By Buyer or Company, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by the applicable Governmental Authority or an application therefor shall have been withdrawn at the request of a Governmental Authority and not refiled within 45 days or if either party (i) reasonably concludes that regulatory approval will not be received by April 30, 2022 and (ii) such party is not otherwise in material violation of this Agreement.

(c)No Shareholder Approval. By either Buyer or Company (provided in the case of Company that it shall not be in material breach of any of its obligations under Section 6.04), if the Requisite Company Shareholder Approval shall not have been obtained.

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(d)Breach of Representations and Warranties. By either Buyer or Mark Silber, on one hand, or Company, on the other hand (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement by any other party which breach of any of the representations or warranties set forth in this Agreement by such party, either individually or in the aggregate with other breaches by such other party, would result in, if occurring or continuing on the Closing Date, the failure of the condition set forth in Section 7.02(a) or Section 7.03(a), as the case may be, to be satisfied, which breach is not cured prior to the earlier of (i) thirty (30) days following written notice to the party committing such breach from the other party hereto or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

(e)Breach of Covenants. By either Buyer or Mark Silber, on one hand, or Company on the other hand (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party not to consummate this Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any other party, which breach of any of the covenants or agreements either individually or in the aggregate with other breaches by such party, would result in, if not cured by the Closing Date, the failure of the condition set forth in Section 7.02(b) or Section 7.03(b), as the case may be, to be satisfied, which breach is not cured prior to the earlier of (i) thirty (30) days following written notice to the party committing such breach from the other party hereto or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

(f)Delay. By either Buyer or Company if the Merger shall not have been consummated on or before 5:00 p.m., Eastern time, on May 31, 2022 (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement.

(g)Company Failure to Recommend; Etc. In addition to and not in limitation of Buyer’s termination rights under Section 8.01(e), by Buyer prior to the Requisite Company Shareholder Approval being obtained if (i) there shall have been a material breach of Section 6.08; or (ii) the Company Board (or any committee thereof) (A) makes a Company Subsequent Determination, (B) materially breaches its obligations to call, give notice of and commence the Company Meeting, or adjourn or postpone the Company Meeting, in accordance with the provisions of Section 6.04, and such breach shall not have been cured on or before the expiration of the fifth (5th) Business Day after the occurrence of such breach; or (C) agrees to an Superior Proposal.

(h)Company Acceptance of Superior Proposal. By the Company Board, and subject to Company’s compliance with Section 8.02(a), if Company has received a Superior Proposal, and in accordance with Section 6.08 of this Agreement, the Company Board has made a determination to accept such Superior Proposal.

(i)Permanent Injunction. By either Buyer or Company in the event that a court of competent jurisdiction or other Governmental Authority shall have issued any order, injunction

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or decree restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such order, injunction or decree shall have become final and non-appealable.

(j)Silber Representations. By the Company Board, if there shall have been a breach of the representations and warranties of Buyer contained in Section 4.07 or Mark Silber in Section 5.05, which breach by its nature cannot be cured prior to the Expiration Date.

Section 8.02.Break-Up Fee.

(a)In recognition of the efforts, expenses and other opportunities foregone by Buyer while structuring and pursuing the Merger, Company shall pay to Buyer a break-up fee equal to $615,000 (“Break-Up Fee”), by wire transfer of immediately available funds to an account specified by Buyer in the event of any of the following: (i) Buyer terminates this Agreement pursuant to Section 8.01(g) or Company terminates this Agreement pursuant to Section 8.01(h), Company shall pay Buyer the Break-Up Fee within two (2) Business Days after receipt of Buyer’s notification of such termination; and (ii) after the date of this Agreement and prior to the termination of this Agreement (or prior to the Company Meeting in the case of a termination pursuant to Section 8.01(c), an Acquisition Proposal shall have been made known to the Company Board or senior management of Company or has been made directly to its shareholders generally (and not withdrawn) or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to Company and (A) thereafter this Agreement is terminated by either Buyer or Company pursuant to Section 8.01(c) or Section 8.01(f) (without the Requisite Company Shareholder Approval having been obtained) or if this Agreement is terminated by Buyer pursuant to Section 8.01(e) as a result of willful and intentional breach of a covenant by Company, and (B) prior to the date that is twelve (12) months after the date of such termination, Company enters into any agreement to consummate, or consummates, an Acquisition Transaction (whether or not the same Acquisition Transaction which was the subject of the foregoing Acquisition Proposal)), then Company shall, on the earlier of the date it enters into such agreement or the date of consummation of such transaction, pay Buyer the Break-Up Fee, provided, that for purposes of this Section 8.02(a), all references in the definition of Acquisition Transaction to “15%” shall instead refer to “50%”.

(b)Company and Buyer each agree that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if Company fails promptly to pay any amounts due under this Section 8.02, Company shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of Buyer (including legal fees and expenses) reasonably incurred in connection with such suit to enforce such payment.

(c)Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that if Company pays or causes to be paid to Buyer the Break-Up Fee in accordance with Section 8.02(a), neither Company nor Bank (nor any successor in interest, Affiliate, shareholder, director, officer, employee, agent, consultant or representative of Company or Bank) will have any further obligations or liabilities to Buyer with respect to this Agreement or the

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transactions contemplated by this Agreement and the payment of such amounts shall be Buyer’s sole and exclusive remedy against Company, Bank, and their respective Affiliates, Representatives or successors in interest.

Section 8.03.Reverse Break-Up Fee.

(a)If this Agreement is terminated pursuant to (i) Section 8.01(b) (which is not primarily due to a material breach of a representation, warranty, covenant or agreement by Company or Bank) (ii) Section 8.01(f) (which is not primarily due to a material breach of a representation, warranty, covenant or agreement by Company or Bank) or (iii) pursuant to Section 8.01(j), Buyer or Mark Silber shall pay to Company a break-up fee equal to $850,000 (“Reverse Break-Up Fee”), by wire transfer of immediately available funds to an account specified by Company. Buyer or Silber shall pay Company the Reverse Break-Up Fee within two (2) Business Days after receipt of Company’s notification of such termination. If in the case of Section (i) or (ii) above, the failure to obtain regulatory approval is primarily due to a material breach of a representation, warranty, covenant or agreement by Company or Bank, then the amount of the Reverse Break-Up Fee held in escrow shall be returned to Mr. Silber.

(b)Buyer and Mark Silber each agree that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company and Bank would not enter into this Agreement; accordingly, if Buyer or Mark Silber fail promptly to pay any amounts due under this Section 8.03, Buyer and Mark Silber shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of Company (including legal fees and expenses) reasonably incurred in connection with such suit to enforce such payment.

(c)Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that if Buyer or Mark Silber pay or cause to be paid to Company or to Bank the Break-Up Fee in accordance with Section 8.03(a), neither Mark Silber or Buyer nor any successor in interest, Affiliate, shareholder, director, officer, employee, agent, consultant or representative of Buyer will have any further obligations or liabilities to Company or Bank with respect to this Agreement or the transactions contemplated by this Agreement and the payment of such amounts shall be Company’s sole and exclusive remedy against Mark Silber, Buyer and its Affiliates, Representatives or successors in interest.

Section 8.04.Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party or any of its Affiliates) to the other party hereto, except as provided in Section 8.02(c) or Section 8.03(c); provided that nothing contained in this Agreement shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of this Agreement. The provisions of this Section 8.04 and Section 6.15, Section 8.02, Section 8.03 and Article 10 shall survive any termination hereof pursuant to Section 8.01.

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Article 9.   DEFINITIONS

Section 9.01.Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms substantially similar to and no less favorable in the aggregate to Company than the terms of the Confidentiality Agreement.

“Acquisition Proposal” has the meaning set forth in Section 6.08(a).

“Acquisition Transaction” has the meaning set forth in Section 6.08(a).

“Affiliate” means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Merger Consideration” shall have the meaning set forth in Section 2.01(c).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Articles of Merger” has the meaning set forth in Section 1.04(a).

“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than Company or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any immediate family member of such Person.

“Bank” has the meaning set forth in the preamble to this Agreement.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Bank Shareholder Approval” has the meaning set forth in Section 6.18.

“BOLI” has the meaning set forth in Section 3.31(b).

“Break-Up Fee” has the meaning set forth in Section 8.02(a).

“Burdensome Conditions” has the meaning set forth in Section 6.05(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of New York are authorized or obligated to close.

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“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Benefit Plans” means all welfare benefit plans, contracts, policies or arrangements (i) covering employees of Buyer or any of its Subsidiaries, (ii) covering current or former directors of Buyer or any of its Subsidiaries, or (iii) with respect to which Buyer or any Subsidiary has or may have any liability or contingent liability (including liability arising from affiliation under Section 414 of the Code or Section 4001 of ERISA), including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA.

“Buyer Disclosure Schedule” has the meaning set forth in Section 4.01(a).

“Buyer Management” has the meaning set forth in Section 4.08.

“Certificate” means any outstanding certificate, which immediately prior to the Effective Time represents one or more outstanding shares of Company Common Stock.

“Claim” has the meaning set forth in Section 6.09(a).

“Closing” and “Closing Date” have the meanings set forth in Section 1.04(b).

“Closing Date Share Certification” means the certificate, delivered by an officer of Company on behalf of Company at the Closing, certifying the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Benefit Plans” has the meaning set forth in Section 3.16(a).

“Company Board” means the Board of Directors of Company.

“Company Common Stock” means the common stock, par value $0.01 per share, of Company.

“Company Disclosure Schedule” has the meaning set forth in Section 3.01(a).

“Company Employees” has the meaning set forth in Section 3.16(a).

“Company Financial Statements” has the meaning set forth in Section 3.08(a).

“Company Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of Company and its Subsidiaries.

“Company Latest Balance Sheet” has the meaning set forth in Section 3.08(d).

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“Company Loan” has the meaning set forth in Section 3.21(d).

“Company Material Contract” has the meaning set forth in Section 3.13(a).

“Company Meeting” has the meaning set forth in Section 6.04(a).

“Company Recommendation” has the meaning set forth in Section 6.04(b).

“Company Regulatory Agreement” has the meaning set forth in Section 3.14.

“Company Representatives” has the meaning set forth in Section 6.08(a).

“Company Shareholder Support Agreement” or “Company Shareholder Support Agreements” shall have the meaning set forth in the recitals to this Agreement.

“Company Stock Plan” means the Sunnyside Bancorp, Inc. 2014 Equity Incentive Plan.

“Company Subsequent Determination” has the meaning set forth in Section 6.08(d).

“Company Transaction Costs” means, among other things, fees and expenses paid or to be paid or accrued or to be accrued from and after December 31, 2020, specifically related to this transactions contemplated by this Agreement for Company’s and Bank’s legal, accounting, financial advisory, proxy solicitation, printing and other professional services, severance and change-in-control expenses, any retention bonuses that Buyer agrees will be paid after consulting with Seller, and any costs associated with the termination of the ESOP and the Company Stock Plan (whether paid or unpaid at such time of calculation that impact capital). For the avoidance of doubt, Company Transaction Costs shall not include: (i) any costs related to the termination of any operating contracts or leases (including core processing agreements) at the instruction of Buyer, unless the need to terminate any such contract or lease arises from the failure of Company or Bank to obtain any requisite consent in connection with the Merger or the transaction contemplated hereby; (ii) any costs of expenses incurred in connection with the termination of Bank’s defined benefit plan; (iii) costs or expenses paid prior to, or accrued for on the Company’s or Bank’s balance sheet as of, December 31, 2020; (iv) any costs incurred in the defense or settlement of any stockholder litigation against the Company and/or its directors and/or its officers relating to the transactions contemplated by the Agreement; (v) any costs related to a negotiation or evaluation of an unsolicited proposal received after December 31, 2020 and (vi) the cost of the break-up fee required to be paid by Company in connection with the termination of the DLP Agreement.

“Confidentiality Agreement” has the meaning set forth in Section 6.15.

“Continuing Employee” has the meaning set forth in Section 6.10(c).

“Continuing Directors” has the meaning set forth in Section 1.03.

“COVID-19 Precautions” shall mean any and all precautions Bank has taken or may take, at Bank’s sole discretion, related to the COVID-19 pandemic, including, but not limited to, requirements mandated by local, state and federal agencies, rules, regulations, statutes, ordinances and executive orders related to, among other things, social distancing, gatherings and access to

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buildings, including requiring third parties to use personal protective equipment, requiring third parties to comply with temperature checks and refusing to allow third parties into a branch office if the party appears to display any symptoms related to COVID-19.

“Criticized Loans” has the meaning set forth in Section 3.21(b).

“DLP Agreement” has the meaning set forth in the recitals to this Agreement.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning set forth in Section 1.04(a).

“Environmental Claim” means any asserted or threatened complaint, summons, action, citation, notice of violation, directive, order, claim, litigation, investigation, judicial or administrative proceeding or action, judgment, lien, demand, letter or communication alleging non-compliance with any Environmental Law, including relating to any actual or threatened release of a Hazardous Substance.

“Environmental Law” means any federal, state or local Law relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety with respect to exposure to Hazardous Substances, or natural resources (including ambient air, surface water, ground water, land surface, or subsurface strata), (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. § 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; and (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“Environmental Survey” has the meaning set forth in Section 6.22.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any Person means any entity that is, or at any relevant time was, treated as a single employer with such Person under Sections 414(b), (c), (m) or (o) of the Code.

“ESOP” has the meaning given in Section 6.04(a).

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“ESOP Termination Date” has the meaning set forth in Section 6.10(h).

“Exchange Agent” has the meaning set forth in Section 2.05(a).

“Exchange Fund” has the meaning set forth in Section 2.05(a).

“Expiration Date” has the meaning set forth in Section 8.01(f).

“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIA” has the meaning set forth in Section 3.26.

“FDIC” means the Federal Deposit Insurance Corporation.

“FFIEC” means the Federal Financial Institutions Examination Council.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice.

“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts, arbitrators or arbitration panels, other judicial bodies, administrative agencies, commissions, bank regulators, insurance regulators, applicable state securities authorities, the Securities and Exchange Commission, the IRS, the Federal Trade Commission, the United States Department of Justice, the United States Department of Labor, the Federal Reserve Board (including any Federal Reserve Bank), the OCC, the FDIC, the Consumer Financial Protection Bureau, any Federal Home Loan Bank, any state attorney general, all federal and state regulatory agencies having jurisdiction over the parties to this Agreement and their respective Subsidiaries, Financial Industry Regulatory Authority, and any other self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing (including, in each case, the staff thereof).

“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or that otherwise are or become regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any Environmental Law or that have a negative impact on the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). “Hazardous Substance” also means emerging contaminants, which include but are not limited to PFOS, PFOA and 1,4-dioxane. “Hazardous Substance” does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.

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“HOLA” means the Home Owners’ Loan Act of 1933, as amended.

“Holder” has the meaning set forth in Section 2.04.

“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.

“Indemnified Parties” has the meaning set forth in Section 6.09(a).

“Insurance Policies” has the meaning set forth in Section 3.31.

“Intellectual Property” means with regard to a Person all intellectual property of that Person including (a) all registered and unregistered trademarks, service marks, trade dress, trade names, designs, logos, slogans, corporate and fictitious names and rights in telephone numbers, together with all abbreviations, translations, adaptations, derivations and combinations thereof, and general intangibles of like nature, together with all goodwill, applications, registrations and renewals related to the foregoing; (b) all inventions, conceptions, ideas, processes, designs, improvements, and discoveries (whether patentable or unpatentable and whether or not reduced to practice), and all patents, patent applications, patent disclosures and industrial designs, including any provisionals, non-provisionals, continuations, divisionals, continuations-in-part, renewals, reissues, refilings, revisions, extensions and reexaminations thereof, statutory invention registrations, and U.S. or foreign counterparts of any patents or applications for any of the foregoing (collectively, “Patents”); (c) copyrights, domain names, websites and all works of authorship or mask works (both published and unpublished) whether or not protectable by copyright and all interest therein as copyright or other proprietor, whether or not registered with the United States Copyright Office or an equivalent office in any other country of the world, and all applications, registrations and renewals for any of the foregoing; (d) Software; (e) all confidential or proprietary technology or information, including research and development, trade secrets and other confidential information, know-how, website content, proprietary processes, formulae, compositions, algorithms, models, methodologies, manufacturing and production processes and techniques, technical data, designs, drawings, blue prints, specifications, customer and supplier lists, pricing and cost information and business, marketing or other plans and proposals; and (f) any proprietary interest in or to any documents or other tangible media containing any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“IT Assets” means, with respect to any Person, the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data, data communications lines, and all other information technology equipment, and all associated documentation owned by such Person or such Person’s Subsidiaries.

“Knowledge” means, with respect to Company and Bank, the actual knowledge, after reasonable inquiry, of the Persons set forth in Company Disclosure Schedule 3.01(a), and with respect to Buyer or Merger Sub, the actual knowledge, after reasonable inquiry, of the Persons set forth in Buyer Disclosure Schedule 4.01(a).

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“Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit promulgated, interpreted, or enforced by any Governmental Authority that is applicable to a referenced Person or its assets, liabilities, or business.

“Letter of Transmittal” has the meaning set forth in Section 2.04.

“Licensed Business Intellectual Property” has the meaning set forth in Section 3.30(f).

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, right of first refusal, encumbrance, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).

“Loan” means any written or oral loan, loan agreement, note or borrowing arrangement or other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) to which Company, Bank or any of their respective Subsidiaries is a party as obligee.

“Material Adverse Effect” with respect to any party means any event, occurrence, fact, condition, change, development or effect that individually or in the aggregate (i) is material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) would materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs the ability of such party to timely consummate the Merger or the transactions contemplated hereby; provided, however, that, the following shall not constitute a “Material Adverse Effect,” nor shall the occurrence, impact or results of such events be taken into account in determining whether there has been or will be a “Material Adverse Effect”: (A) changes after the date of this Agreement in Laws of general applicability to companies in the industry in which the applicable party or its Subsidiaries operate or interpretations thereof by Governmental Authorities, (B) changes after the date of this Agreement in GAAP, or regulatory accounting requirements applicable to banks or bank holding companies generally, or interpretations thereof, (C) changes after the date of this Agreement in global or national political or economic or capital or credit market conditions generally, including, but not limited to, changes in levels of interest rates, (D) actions and omissions of Company or Bank permitted or required to be taken under this Agreement or taken with the prior written consent of Buyer, including expenses incurred by Company or Bank in evaluating and consummating the transactions contemplated by this Agreement, including evaluating any third party proposals received prior to or following the date hereof, (E) the announcement of this Agreement and the transactions contemplated hereby, and the effects of complying with this Agreement on the business, financial condition or results of operations of Company and Bank, including the expenses incurred by Company and Bank in consummating the transactions contemplated by this Agreement, (F) natural disasters or other force majeure events or any epidemic, pandemic or disease outbreak (including COVID-19), (G) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any

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of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, or (H) the payment of any break-up fee to DLP Bancshares, Inc., except, with respect to clauses (A), (B), (C), (F) and (G), such change disproportionately adversely affects Company and its Subsidiaries or Buyer and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which Company and Buyer operate.

“Material Defect” has the meaning set forth in Section 6.22.

“Material Defect Notice” has the meaning set forth in Section 6.22.

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.02.

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“MGCL” means the Maryland General Corporation Law.

“Notice of Superior Proposal” has the meaning set forth in Section 6.08(e).

“Notice Period” has the meaning set forth in Section 6.08(e).

“OCC” means the Office of the Comptroller of the Currency.

“OFAC” has the meaning set forth in Section 3.33.

“Ordinary Course of Business” means the ordinary, usual and customary course of business of Company, Bank and Company’s Subsidiaries consistent with past practice.

“OREO” has the meaning set forth in Section 3.21(c).

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature, including a Governmental Authority.

“Pre-Closing Tax Returns” has the meaning set forth in Section 6.16(a).

“Property Examination” has the meaning set forth in Section 6.22.

“Proxy Statement” has the meaning set forth in Section 6.04(a).

“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.

“Regulatory Approval” shall mean any consent, approval, authorization or non-objection from, or notice to or filing with, any Governmental Authority necessary to consummate the Merger

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and the other transactions contemplated by this Agreement.

“Requisite Company Shareholder Approval” means the approval of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock.

“Reverse Break-Up Fee” has the meaning set forth in Section 8.03(a).

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Silber Disclosure Schedule” shall have the meaning set forth in Section 5.01(a).

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases, database rights, and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party.

Any reference in this Agreement to a Subsidiary of Company means, unless the context otherwise requires, any current or former Subsidiary of Company and Bank and any current or former Subsidiary of Bank.

“Superior Proposal” has the meaning set forth in Section 6.08(a).

“Surviving Entity” has the meaning set forth in Section 1.01.

“Takeover Laws” has the meaning set forth in Section 3.35.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever imposed directly or indirectly by a Governmental Authority, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, amended return, declaration or other report (including elections, declarations, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Taxes.

“The date hereof” or “the date of this Agreement” shall mean the date first set forth above in the preamble to this Agreement.

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“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.

“Unlawful Gains” has the meaning set forth in Section 3.32.

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.

Article 10.   MISCELLANEOUS

Section 10.01.Survival. No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 10.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 6.09 of this Agreement.

Section 10.02.Waiver; Amendment. Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived, or the time for compliance with such provision may be extended, by the party benefited by the provision, provided such waiver is in writing and signed by such party, or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Requisite Company Shareholder Approval has been obtained, no amendment shall be made which by Law requires further approval by the shareholders of Company without obtaining such approval. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

Section 10.03.Governing Law; Choice of Forum; Jurisdiction; Waiver of Right to Trial by Jury; Process Agent.

(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

(b)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM DIRECTLY OR INDIRECTLY BASED ON, ARISING OUT OF, UNDER, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NONCOMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM DIRECTLY OR INDIRECTLY BASED ON, ARISING OUT OF, UNDER, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO

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CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.03.

Section 10.04.Expenses. Except as otherwise provided in Section 8.02(a) and Section 8.03(a), each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

Section 10.05.Notices. All notices, requests and other communications hereunder to a party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service or overnight carrier to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to Buyer or MergerSub: Rhodium BA Holdings LLC Attn. Mark Silber 400 Rella Blvd., Suite 301 Suffern, NY 10901 Email: mark@rhodiumre.com	With a copy (which shall not constitute notice) to: Hinman, Howard & Kattell, LLP 707 Westchester Ave., Suite 407 White Plains, NY 10604 Attn: Nir E. Gozal Email: ngozal@hhk.com

If to Company or Bank: Sunnyside Bancorp, Inc. 56 Main Street Irvington, NY 10533 Attn: Timothy D. Sullivan, President Email: tsullivan@sunnysidefederal.com	With a copy (which shall not constitute notice) to: Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 Attn: Kip A. Weissman Email: kweissman@luselaw.com

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Section 10.06.Entire Understanding; No Third Party Beneficiaries. This Agreement (including the Company Disclosure Schedule, the Buyer Disclosure Schedule and the Exhibits) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made, other than the Confidentiality Agreement, which shall remain in effect. Except for the Indemnified Parties’ rights under Section 6.09 and the rights of shareholders of Company who properly surrender their shares of Company Common Stock in accordance with Article 2 to receive the Merger Consideration after the Effective Time, Buyer and Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other applicable parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 6.11), other than the parties hereto, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.07.Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.08.Enforcement of the Agreement; Jurisdiction. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions thereof in the State of New York, this being in addition to any other remedy to which they are entitled in equity. Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such injunctive relief. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a federal or state court located in the State of New York.

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Section 10.09.Interpretation.

(a)When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference and shall be disregarded in the interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.

(c)Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any rule or regulation promulgated thereunder and any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa.

(d)Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Articles of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise. When used in this Agreement, references to (i) “in respect of debt previously contracted” and similar phrases include actions taken in respect thereof such as foreclosure and similar proceedings and arrangements and (ii) “foreclosure” include other similar proceedings and arrangements including a deed in lieu.

Section 10.10Assignment. No party to this Agreement may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, and any purported assignment in violation of this Section 10.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.11Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 10.12Disclosure Schedules. The parties hereto agree that any reference in a particular Section of either the Company Disclosure Schedule, the Buyer Disclosure Schedule or the Silber Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a

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disclosure for purposes of) the representations and warranties or covenants, as applicable, of the relevant party that are contained in the corresponding Section of this Agreement and any other representations, warranties or covenants of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations, warranties and covenants would be reasonably apparent to a reasonable person who has read that reference and such representations, warranties or covenants without any independent knowledge on the part of the reader regarding the matter(s) so disclosed. The mere inclusion of an item in any of the Company Disclosure Schedule, the Buyer Disclosure Schedule or the Silber Disclosure Schedule as an exception to a representation, warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

RHODIUM BA HOLDINGS LLC

By:______________________________

Name:Mark Silber

Title:Managing Member

RHODIUM BA MERGER SUB, INC.

By:______________________________

Name:Mark Silber

Title:Chief Executive Officer

MARK SILBER

By:______________________________

Mark Silber, individually

SUNNYSIDE BANCORP, INC.

By:______________________________

Name:Timothy D. Sullivan

Title:President and Chief Executive Officer

SUNNYSIDE FEDERAL SAVINGS AND LOAN ASSOCIATION OF IRVINGTON

By:______________________________

Name:Timothy D. Sullivan

Title:President and Chief Executive Officer.

[Signature Page to Agreement and Plan of Merger]

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